{CLIENT WORK - Manchester/008188/107677/M3487853.1} ASSIGNMENT AND ASSUMPTION OF LEASE THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is dated this 21st day of April, 2017, by and among INSTRUMENT ASSOCIATES, LLC, a New Hampshire limited liability company, d/b/a Nutfield Technology, with an address of One Wall Street, Hudson, New Hampshire 03051 (the “Assignor”) and FARO TECHNOLOGIES INC., a Florida corporation, with an address of 250 Technology Park, Lake Mary, FL 32746 Attn: General Counsel (the “Assignee”). RECITALS: A. Pursuant to a Lease, dated in June 18, 2014, by and between CENTURY PARK, L.L.C., (“Landlord”) and Assignor, Landlord leased to Assignor a portion of the property located at One Wall Street, Hudson, Hillsborough County, New Hampshire (as more particularly described as the “Leased Premises” in the Lease). A true, correct and complete copy of the Lease is attached hereto as Exhibit A (the “Lease”). B. Assignor has agreed to assign, and Landlord has consented, to Assignee all of Assignor's rights and obligations as tenant under the Lease to Assignee, and Assignee has agreed to assume all such rights and obligations as of the date set forth below. NOW, THEREFORE, for and in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: Section 1. Assignment and Transfer. Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest in and to the Lease as Tenant effective as of 11:59 pm on the date hereof, including but not limited to the credit to the Assignee for all security deposits held by the Landlord, in a non-interest bearing account in the amount of $11,956. Section 2. Assignee Acceptance. Assignee hereby accepts the foregoing Assignment and transfer of the Lease upon the terms and conditions herein contained. Section 3. Assignor’s Indemnity. Assignor hereby indemnifies and holds harmless Assignee from and against any and all claims, losses, liabilities, obligations, damages, costs and expenses (including reasonable attorneys' fees and costs) arising or accruing under the Lease with respect to periods, events or circumstances occurring on or prior to 11:59 p.m. on the date hereof. Section 4. Assignee’s Indemnity. Assignee hereby indemnifies and holds Assignor harmless from and against any and all claims, losses, obligations, liabilities, costs, damages and expenses (including reasonable attorneys' fees and costs) arising or accruing under the Lease

{CLIENT WORK - Manchester/008188/107677/M3487853.1} 2 and with respect to periods, events or circumstances occurring from and after 11:59 p.m. on the date of this Agreement. Section 5. Assumption. Assignee hereby assumes, and agrees to make all payments to the Landlord and to perform and keep all promises, covenants, conditions, obligations and agreements of Assignor under the Lease commencing as of 11:59 p.m. on the date of this Agreement but only to the extent such relate to matters or circumstances arising or accruing after 11:59 p.m. on the date hereof. Section 6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Section 7. Additional Rent. Assignor agrees to pay to Landlord, as Additional Rent under the Lease, the cost of its legal counsel in the preparation of this document and all other work performed by Landlord’s legal counsel related thereto. Section 8. Miscellaneous. This Agreement is governed by and shall be construed in accordance with the laws of the State of New Hampshire without regard to the conflict of laws principles thereof. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument. [Remainder of Page Left Intentionally Blank]

Final LEASEAGREEMENT (Multi-Tenant Building/Campus, Triple Net) CENTURY PARK, L.L.C. (Landlord) To INSTRUMENT ASSOCIATES, LLC DBA NUTFIELD TECHNOLOGY (Tenant) Portion of Building located at One Wall Street Hudson, New Hampshire

CONTENTS

ARTICLE I	LEASED PREMISES; CONSTRUCTION; LANDLORD LOAN TO TENANT
ARTICLE II	TERM OF LEASE
ARTICLE III	OPTION TO RENEW
ARTICLE IV	RENT
ARTICLE V	SECURITY DEPOSIT
ARTICLE VI	QUIET ENJOYMENT
ARTICLE VII	COMMON AREAS OF THE BUILDING AND THE CAMPUS; MAINTENANCE THEREOF
ARTICLE VIII	CONDITION OF LEASED PREMISES; REPAIRS
ARTICLE IX	IMPROVEMENTS BY TENANT
ARTICLE X	MACHINERY AND EQUIPMENT - TRADE FIXTURES
ARTICLE XI	UTILITIES
ARTICLE XII	USE OF LEASED PREMISES
ARTICLE XIII	HAZARDOUS WASTE, MATERIAL OR SUBSTANCES
ARTICLE XIV	ASSIGNMENT; SUBLEASING
ARTICLE XV	TAXES AND ASSESSMENTS
ARTICLE XVI	MECHANIC'S LIEN
ARTICLE XVII	EMINENT DOMAIN
ARTICLE XVIII	LIABILITY; INDEMNIFICATION
ARTICLE XIX	RULES AND REGULATIONS
ARTICLE XX	LANDLORD'S INSURANCE
ARTICLE XXI	TENANT'S INSURANCE
ARTICLE XXII	DESTRUCTION OR DAMAGE
ARTICLE XXIII	REPOSSESSION BY LANDLORD
ARTICLE XXIV	MORTGAGE LIEN
ARTICLE XXV	DEFAULT; JURISDICTION; WAIVER OF JURY TRIAL
ARTICLE XXVI	ACCESS TO LEASED PREMISES
ARTICLE XXVII	NOTICES
ARTICLE XXVIII	SIGNS; EXTERIOR APPEARANCE; PYLON
ARTICLE XXIX	SHORT FORM RECORDING
ARTICLE XXX	NO BROKER
ARTICLE XXXI	WARRANTIES AND REPRESENTATIONS
ARTICLE XXXII	SUCCESSION
ARTICLE XXXIII	WAIVER
ARTICLE XXXIV	GOVERNING LAW
ARTICLE XXXV	COUNTERPARTS
ARTICLE XXXVI	MODIFICATION; ENTIRE AGREEMENT
ARTICLE XXXVII	SECTION HEADINGS
ARTICLE XXXVIII	SEVERABILITY
ARTICLE XXXIX	PARKING
ARTICLE XL	GUARANTY
ARTICLE XLI	LIMITATION OF LIABILITY; NON-RECOURSE TO LANDLORD
ARTICLE XLII	INTERPRETATION
ARTICLE XLIII	RIGHT OF FIRST OFFER TO LEASE
Exhibit A-1	Floor Plans
Exhibit A-2	Legal Description
Exhibit B	Landlord's Work
Exhibit B 1	Landlord's Work Plan
Exhibit B-2	Tenant's Work
Exhibit C	Rules and Regulations

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THIS LEASE AGREEMENT dated as of the ___ day of June, 2014, by and between CENTURY PARK, L.L.C., a New Hampshire limited liability company with an address of c/o Chartwell Properties, LLC, One Wall Street, Hudson, New Hampshire 03051 ("Landlord") and INSTRUMENT ASSOCIATES, LLC, a New Hampshire limited liability company, d/b/a Nutfield Technology, with an address of One Wall Street, Hudson, New Hampshire 03051 ("Tenant").

WITNESSETH:

ARTICLE I - LEASED PREMISES; CONSTRUCTION; LANDLORD LOAN TO TENANT

1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the terms and provisions of this Lease, an area of approximately twenty-one thousand three hundred ninety-six 21,396 square feet in total, comprised of approximately nineteen thousand three hundred two 19,302 square feet of industrial space, which is a portion of Unit # S115 and two thousand ninety-four 2,094 square feet of the Building Common Area (defined below), as cross-hatched on the plan attached hereto as Exhibit A-1 (the "Leased Premises"), which area is a part of a building located upon a lot or parcel of land situated at One Wall Street, Hudson, Hillsborough County, New Hampshire, as more particularly described in Exhibit A-2 attached hereto (hereinafter referred to as the "Property"), together with such additions and extensions as Landlord may from time to time designate as included within the building or buildings (the "Building"),which Building is a part of a complex of buildings known as Century Park (the "Campus"). This is a "net, net, net lease" and Tenant shall pay Tenant's Proportionate Shares (defined below) of all expenses incurred in connection with the operation of the Building, the Property and the Campus so that the Base Rent described in Section 4.1 will be entirely "net" to Landlord, except for (a) interest and amortization on mortgages encumbering the fee title at any time and (b) any estate, inheritance, income or personal taxes of Landlord.

1.2 Prior to the Commencement Date (defined below), Tenant will, at Tenant's sole cost and expense, complete the work as provided for on Exhibit B-2 attached hereto and made a part hereof ("Tenant's Work"). Landlord shall provide a "Tenant Improvement Loan" of up to $25,000.00 for Tenant improvements which shall be reimbursed by Tenant to Landlord, amortized over Tenant's initial five (5) year Lease Term at five percent (5%) per year. In order to pay the Tenant Improvement Loan, Tenant shall make monthly payments to Landlord in the amount of Four Hundred Seventy-one Dollars and Seventy-Eight Cents ($471.78) per month for sixty (60) consecutive months beginning on September 15, 2014, with the Rent due for the month of October, 2014, and on each succeeding 15th day of the month thereafter until the Tenant Improvement Loan is paid in full.

1.3 All work performed by Tenant shall be performed at Tenant's sole risk and expense and in accordance with good construction practices, applicable legal requirements and insurance requirements. In connection such construction, Tenant agrees to comply with all of Landlord's construction and labor provisions of this Lease, including, but not limited to, the provisions of Article IX.

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ARTICLE II- TERM OF LEASE

2.1 Tenant's occupancy of the Leased Premises shall commence on August 1, 2014 (the "Commencement Date") and shall continue for five (5) full Lease Years after the commencement of payment of Rent for the period beginning on October 1, 2014 (the "Rent Commencement Date"), as defined below, and the term shall expire five (5) years after the Rent Commencement Date (the "Original Term"). "Lease Year" means the one-year period beginning on the Rent Commencement Date and each anniversary of the Rent Commencement Date; however, if the Rent Commencement Date is a date other than the first day of the month, then each Lease Year will begin on the first day of the month following the Rent Commencement Date. Rent and any other sums provided in this Lease for which the Lease Year is a factor shall be adjusted and paid on pro rata basis for any partial month prior to the first Lease Year. "Lease Month" means a calendar month beginning on the Rent Commencement Date and at the beginning of each calendar month thereafter; however, if the Rent Commencement Date is a date other than the first day of the month, then the first Lease Month will begin on the first day of the month following the Rent Commencement Date.

2.2 In the event that Tenant fails to vacate the Leased Premises at the end of the Term of this Lease (defined below), or sooner in the event that this Lease is terminated earlier pursuant to the provisions hereof, Tenant acknowledges that such holdover as a month-to-month tenant is not desirable to Landlord and that the Base Rent should be reflective of that undesirability. Tenant further acknowledges that it is aware, and has been so advised by Landlord, in the event that reletting of the Leased Premises will take a period of at least six (6) months after the later of the date that Landlord is certain it will have possession or the date that Tenant actually vacates the Leased Premises. Therefore, if Tenant holds over after the expiration of the Term of this Lease or any exercised option term with or without objection from Landlord, then such holding over will not extend the Term of this Lease, but will create a month-to-month tenancy under the same conditions as this Lease except that Base Rent shall be paid in the amount of one hundred twenty-five percent (125%) of the Base Rent set forth in Section 4.1 hereof and the Additional Rent (defined below) then being paid by Tenant to Landlord for the month immediately prior to the holdover period. Tenant agrees that such increased Rent is not damages or a penalty, but is a negotiated amount of Rent for any month-to-month holdover period, but is compensation for the loss incurred by Landlord, such loss being difficult to actually determine in advance. The payment of such increased Rent shall not limit the damages to which Landlord is entitled hereunder.

ARTICLE III - OPTION TO RENEW

3.1 Tenant shall have the option to renew the Lease at the end of the Term for two (2) additional terms of five (5) years each. Tenant must exercise each renewal term by giving written notice to Landlord at least nine (9) months prior to the commencement of the renewal term. If Tenant fails to exercise an option to renew, then all further options to renew shall expire, and the Lease shall terminate and the end of the then-current Term. The Original Term

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and Renewal Terms, ifapplicable, are collectively hereinafter refened to as either the "Term of this Lease", "Lease Term" or "Term." ARTICLE IV _ RENT 4.1 (a) Tenant shall pay Landlord (at the address specified in Section 27.1 hereof, as base rent ("Base Rent") for the Leased Premises during the Term of this Lease the following: (D August 1 , 2014 - September 30,2014, there shall be no Base Rent payable, (ii) October 1 ,2014 - March 3 1 , 2015 - monthly Base Rent shall be paid in the amount ofThree Thousand Two Hundred Ninety-One Dollars and Sixty-Seven Cents ($3,2e 1 .67); (iiD April 1, 201 5 September 30, 2015 - monthly Base Rent shall be paid in the amount ofFour Thousand One Hundred Fourteen Dollars and Fiftv-Eisht Cents ($4,114.s8); (iv) October 1, 2015 - March 31, 2016- monthly Base Rent shall be paid in the amount of Five Thousand Nine Hundred Thirty-Thee Dollars and Twenty-Three Cents ($s,933.23); (v) April 1, 2016 - September 30,2016 - monthly Base Rent shall be paid in the amount of Seven Thousand Four Hundred Seventy-One Dollars and Seventy-Six Cents $7,a71.76); (vi) October | ,2016 - September 30, 2017 - monthly Base Rent shall be paid in the amount of Seven Thousand Six Hundred Ninety-Five Dollars and Ninety-One Cents ($7,695.91); and (vii) For all Lease Years beginning with October 1,2017 , the monthly Base Rent shall be paid based upon the amount ofthe preceding year Base Rent, PLUS the greater of three percent (3%) or increase in the CPI (defined below) from the beginning ofthe previous Lease, whichever is greater. (b) The Base Rent payable by Tenant during each Lease Year, beginning with the Lease year which commences on October 1, 2017, shall increase annually from the previous Lease Year's Base Rent based upon the increase in the CPI, defined below, or three percent (370) above the Base Rent in the immediately preceding Lease Year, whichever is greater. The increases based on CPI shall be determined by the CPI for the previous Lease Year by a fraction, the numerator of which is the " Consumer Price Index Boston-Brockton-Nashua, MA-NH-ME- CT (1982-84: 100)", published by the Bureau of Labor Statistics for the United States

Department of Labor (the "CPI") on the first day of the then current Lease Year, and the denominator of which is the CPI on the previous lease year. In no event shall the Base Rent go down in any Lease Year from the previous Lease Year.

4.2 All Rent is payable in advance, without demand, in fixed monthly installments of one twelfth (1/12th) of the then-current annual Base Rent on or before the fifteenth (15th) day of each and every month prior to the month for which the Rent is being paid during the Term hereof. If this Lease begins on any day other than the first (1st) of any calendar month, then the Rent for the first month will be prorated for the number of days in that month that this lease is effective. A similar proration will be made for the end of the Term.

4.3 The Base Rent and all other sums payable by Tenant hereunder shall be referred to as "Rent". For further sums payable by Tenant as Rent (sometimes called "Additional Rent") see the provisions of this Lease Agreement, including, but not limited to, Articles VII, VIII, XI, XV and XX.

4.4 It is understood that the Base Rent, Monthly Estimated Common Area Maintenance Charge, Tenant's Proportionate Share of Real Estate Taxes (hereinafter defined) and Insurance Premiums (hereinafter defined) is payable on or before the fifteenth (15th) day of each and every month prior to the month for which the Rent is being paid without offset or deduction of any nature. In the event such Rent is not received when due or any check tendered to Landlord is returned to Landlord as uncollectible, Tenant shall pay the applicable service charges set forth in this Section 4.4, which Landlord and Tenant agree are a fair and reasonable estimate of the costs to be incurred by Landlord by reason of such late payment. The service charge for a late payment shall be an amount equal to ten percent (10%) of any installment of Rent and other charges past due for more than five (5) business days; provided, however, interest on such past due installment and late payment charge shall accrue at the rate of eighteen percent (18%) per annum after the thirtieth (30th) day such installment is past due until paid. The service charge for a returned check shall be Five Hundred Dollars ($500). In no event shall the aggregate of the interest to be paid by Tenant, plus any other amounts paid in connection with the transaction evidenced hereby which would under applicable law be deemed "interest", ever exceed the maximum amount of interest which, under applicable law, could be lawfully charged to Tenant hereunder (the "Maximum Rate"). Therefore, none of the terms of this Lease shall ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate, and Tenant shall not be liable for interest in excess of that determined at the Maximum Rate, and the provisions of this Section shall control all other provisions of this Lease. If any amount of interest taken or received by Landlord shall be in excess of the Maximum Rate, then the excess shall be deemed to have been the result of a mathematical error by Landlord and Tenant and shall be applied by Landlord to Tenant's next installment of Base Rent or other charges owed by Tenant to Landlord or, if this Lease Agreement has terminated and no amounts are due to Landlord, shall be refunded promptly to Tenant.

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4.5 Under no circumstances may Tenant be entitled to withhold any Rent or other sums due hereunder, or set off against the same, on account of Landlord's purported failure to perform any of its obligations hereunder.

4.6 Any payment by Tenant or acceptance by Landlord of an amount less than that due under the terms hereof will be treated as a payment on account, regardless of any endorsement appearing on any such check or any statement made by Tenant to the contrary.

4.7 The annual financial statements heretofore delivered to Landlord by Tenant have been prepared in accordance with generally accepted accounting principles, consistently applied, are complete and correct, and fairly present the financial condition and results of the Tenant. There are no material liabilities, direct or indirect, fixed or contingent, of the Tenant which are not reflected therein or in the notes thereto which would be required to be disclosed therein and there has been no material adverse change in the financial condition or operations of the Tenant since the date of such financial statements. The Tenant's assets are free of encumbrances of any nature, except those disclosed in the aforementioned balance sheets and liens permitted under this Agreement.

4.8 (a) Tenant shall furnish Landlord within ninety (90) days after the close of each fiscal year (i) a statement of stockholders' equity and a statement of changes in financial position of Tenant for such fiscal year; (ii) an income statement of Tenant for such fiscal year; and (iii) balance sheets of Tenant as of the end of such fiscal year. All such annual statements shall be prepared in accordance with generally accepted accounting principles consistently applied and shall present fairly the financial position and result of operations of Tenant. The annual financial statements of Tenant shall be prepared on a reviewed basis, by an independent certified public accountant selected by Tenant and reasonably acceptable to Landlord. Landlord shall have the right, from time to time, to discuss the affairs of Tenant directly with Tenant's accountant after consent of Tenant, and opportunity of Tenant to be represented at any such discussions.

(b) Furnish Landlord with such other financial information or reports as Landlord may reasonably request.

ARTICLE V - SECURITY DEPOSIT

5.1 Landlord acknowledges that it is currently holding the sum of Five Thousand Nine Hundred Forty and13/100 ($5,940.13) Dollars to be applied as security for the full and faithful performance by Tenant of all the terms of this Lease required to be performed by Tenant. Upon the execution hereof, and prior to the commencement of the Lease Term under Article II hereof, Tenant shall pay an additional sum of Six Thousand Fifteen Dollars and Eighty-Seven Cents ($6,015.87), for a total sum to be held by Landlord in the amount of Eleven Thousand Nine Hundred Fifty-Six Dollars ($11,956.00) as security for the full and faithful performance by Tenant of all the terms of this Lease required to be performed by Tenant. Landlord may use,

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apply, or retain the whole or any part of the money deposited as security hereunder to the extent required for the payment of any Base Rent and/or Additional Rent or other sum(s) as to which Tenant is in default or for any sum(s) which Landlord may expend or may be required to expend by reason of Tenant's default with respect to any of the conditions of this Lease, including, but not limited to, any damages or deficiency in reletting of the Leased Premises whether such damages or deficiency accrued before or after summary proceedings or other reentry by Landlord. In the event of Landlord's sale or lease of the Leased Premises of which the Leased Premises forms a part, Landlord shall have the right to transfer said security deposit to the purchaser or lessee, and Landlord shall thereupon be released from all liability for the return of such security deposit. In the event of such a transfer, Tenant shall look solely to said transferee for the return of said security deposit. The deposit may be commingled with other funds of Landlord. Tenant shall not assign or encumber the money deposited as security without the prior written consent of Landlord, and Tenant agrees that neither Landlord nor its successors and assigns shall be bound by any such assignment or encumbrance. Tenant agrees that the money deposited as security hereunder will not be used to pay the Rent for the last month of the term hereof without the prior written consent of Landlord. Tenant shall not be entitled to any interest on the money deposited as security hereunder. Subject to the terms of this Section, in the event that Tenant shall comply with all of the terms of this Lease, the money deposited as security hereunder will be returned to Tenant after the term hereof and after delivery of possession of the Leased Premises to Landlord with no sums due to Landlord.

ARTICLE VI - QUIET ENJOYMENT

6.1 Landlord shall put Tenant into possession of the Leased Premises on the Commencement Date, and Tenant, upon paying the Rent and observing the other covenants and conditions herein, upon its part to be observed, shall have peaceful and quiet enjoyment of the Leased Premises. Notwithstanding the provisions of the foregoing sentence, Tenant acknowledges that the Building and the surrounding site shall be under renovation at various times during the term of this Lease, and agrees that, to the fullest extent permitted by applicable law, any such renovation shall not be a violation of Tenant's right of quiet enjoyment, unless such work substantially interferes with the business of the Tenant.

ARTICLE VII - COMMON AREAS OF THE BUILDING AND CAMPUS; MAINTENANCE THEREOF

7.1 The term "Building Common Area" is defined for all purposes of this Lease as that part of the Building intended for the common use of all tenants, including among other facilities (as such may be applicable to the Building) loading areas, sidewalks, lobbies, hallways, lighting facilities, meeting rooms, public toilets, fire suppression system, security system, and the like but excluding space in buildings (now or hereafter existing) designed for rental for commercial purposes, as the same may exist from time to time. Landlord reserves the right to change from time to time the dimensions and location of the Building Common Area. Tenant, its employees and customers, and, when duly authorized pursuant to the provisions of this Lease, its

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subtenants, licensees and concessionaires, shall have the nonexclusive right to use the Building Common Area as constituted from time to time. Such use shall be in common with Landlord, other tenants in the Building and other persons permitted by Landlord to use the same, and shall be subject to such reasonable rules and regulations goveming use as Landlord may from time to time prescribe. Tenant shall not take any action which would interfere with the rights of other persons to use the Building Common Area. Landlord may temporarily close any part of the Building Common Area for such periods of times as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights; provided, however, that such closure does not unreasonably interfere with Tenant's access to, or quiet enjoyment of, the Leased Premises. Landlord shall be responsible for the operation, management, and maintenance of the Building Common Area, the manner of maintenance and the expenditures therefor to be in the sole discretion of Landlord, the cost of which shall be a portion ofthe Common Area Maintenance Charges (defined below). 7.2 The term "Campus Common Area" is defined for all purposes of this Lease as that part of the Campus intended for the common use ofall tenants, including among other facilities (as such may be applicable to the Campus) parking areas, private streets and alleys, utilities, landscaping, curbs, sidewalks, fire suppression system, lighting facilities, excluding streets and alleys maintained by a public authority. Landlord reserves the right to change from time to time the dimensions and location of the Campus Common Area, as well as the dimensions, identity and type of any areas in the Campus. Tenant, its employees and customers, and, when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the nonexclusive right to use the Campus Common Area as constituted from time to time. Such use shall be in common with Landlord. other tenants in the Campus and other persons permitted by Landlord to use the same, and shall be subject to such reasonable rules and regulations goveming use as Landlord may from time to time prescribe, including the designation of specific areas within the Campus or in reasonable proximity to the Leased Premises, in which automobiles owned by Tenant, its employees, subtenants, licensees and concessionaires shall be parked. Tenant shall not take any action which would interfere with the rights of other persons to use the Campus Common Area. Landlord may temporarily close any part of the Campus Common Area for such periods of times as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights, provided that such closure does not unreasonably interfere with Tenant's access to, or quiet enjoyment of, the Leased Premises. Landlord shall be responsible for the operation, management, and maintenance of the Campus Common Area, the manner of maintenance and the expenditures therefore are to be in the sole discretion of Landlord, the cost of which shall be a portion of the Common Area Maintenance Charges (defined below). 7.3 (a) In addition to Montl y Rent and any other charges prescribed in this Lease, Tenant shall pay to Landlord Tenant's Proportionate Share (defined below) of the cost of ownership, operation and maintenance of the Building Common Area (using Tenant's Building Proportionate Share, defined below), including the Building Common Area, and the Campus Common Area (using Tenant's Campus Proportionate Share, defined below) (including, among other costs, those for lighting, painting, cleaning, policing, inspecting, repairing, replacing, and removing of snow and ice from the Campus Common Area, and the cost of heating, cooling, water, sewer, electricity, natural gas and other utilities for any lobbies and hallways, and, in the event that the Leased Premises and other areas ofthe Building which are leased are not separately metered for utilities, the costs ofelectricity, heating, cooling and other utilities servicing the Building) (collectively, the "Common Areas") which may be incurred by Landlord in its discretion, including the cost of maintaining and repairing all utility mains, lines, conduits and other facilities located on, above or under the Common Area, a reasonable allowance for Landlord's overhead costs, a management fee offive (5%) percent of the total gross rent (Base Rent and all Additional Rent) for all tenants in the Campus and for depreciation of maintenance equipment (collectively, the "Common Area Maintenance Charges"). (b) Excluded from Operating Expenses to the Building, Leased Premises, sunounding buildings and grounds (Premises) are: charges for depreciation of the Premises; or any mortgage debt service; costs ofrepairs due to total or partial destruction ofthe Leased Premises which such casualties are insured, unless caused by Tenant, or condemnation ofthe building; the cost of complying with applicable laws dealing with the handling, storage, and disposal of hazardous substance, including cleanup costs not used or caused by Tenant; compensation for principal ofLandlord; attorneys' fees, costs, and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants, other occupants, or prospective tenants and occupants; renovating or otherwise improving, decorating, painting, or redecorating space for other tenants or other occupants ofthe Premises, exclusive of common areas; expenses in connection with services or other benefits of the type which are not provided Tenant, but which are provided to another tenant or occupant; all items and services for which the Tenant is separately charged, reimburses Landlord or pays third parties; construction or other work performed by Landlord for other tenants, excluding common area, whether or not the Landlord is entitled to reimbursement for the cost of such work; the cost of any items for which Landlord is reimbursed by insurance, condemnation, refund, rebate, or otherwise; any expenses for repair or maintenance to the extent covered by wananties, guaranties and servrce contracts and for which the Landlord is reimbursed; costs related to maintaining Landlord's existence as a partnership or other entity. (c) For all purposes in this Lease, the term "Tenant's Building Proportionate Share" shall mean fourteen percent (14%), which is the ratio that the gross square feet of the Leased Premises ofnineteen thousand three hundred and two (19,302) square feet bears to the total rentable square feet ofthe Building, which is one hundred forty thousand eight hundred eighty- five (140,885) square feet. Landlord may adjust, at its option, the Tenant's Building Proportionate Share in the event that the rentable square feet in the Building changes. In the event ofsuch adjustment, Landlord shall give Tenant notice in writing ofthe new Tenant's Building Proportionate Share which shall become effective on the first (1st) day ofthe month follor,l,ins the notice. 10

(d) For all purposes in this Lease, the term "Tenant's Campus Proportionate Share" shall mean five percent (5%), which is the ratio that the gross square feet of the Leased Premises of nineteen thousand three hundred and two (19,302) square feet bears to the total rentable square feet of the Campus of four hundred eleven thousand four hundred nine (411,409) square feet. Landlord shall adjust the Tenant's Campus Proportionate Share in the event that the rentable square feet in the Campus changes. In the event of such adjustment, Landlord shall give Tenant notice in writing of the new Tenant's Campus Proportionate Share which shall become effective on the first (1st) day of the month following the notice.

(e) During each Lease Year, Tenant will pay Landlord a "Monthly Estimated Common Area Maintenance Charge", which Landlord estimates to be, for the remainder of calendar year 2014, Two and 26/100 ($2.26) Dollars per square foot, which is the monthly amount of Four Thousand Twenty-nine Dollars and Fifty-eight Cents ($4029.58) Dollars, payable monthly in advance, payable at the same time and place as the Monthly Rent is payable, except, however, if the Lease Term does not begin on the first day of a calendar month, Tenant shall pay a pro rata portion of such sum for such partial month. Landlord shall have the right to adjust such monthly estimate on an annual basis, pursuant to the following paragraph.

(f) At the end of each calendar year occurring during the Term of this Lease (or subsequent to the expiration or other termination of this Lease, if such occurs on a date other than the last day of a calendar year), Landlord will give Tenant notice of the total amount paid by Tenant for the relevant calendar year together with the actual amount of Tenant's Building Proportionate Share and Tenant's Campus Proportionate Share (collectively, "Tenant's Proportionate Shares") of the Common Area Maintenance Charges (the "Total Cost") for such calendar year. If the actual amount of Tenant's Proportionate Shares of the Total Cost with respect to such period exceeds the aggregate amount previously paid by Tenant with respect thereto during such period, Tenant shall pay to Landlord the deficiency within fifteen (15) days following notice from Landlord; however, if the aggregate amount previously paid by Tenant with respect thereto exceeds Tenant's Proportionate Shares of the Total Cost for such period, then, at Landlord's election, such surplus (net of any amount then owing by Tenant to Landlord) shall be credited against the next ensuing installment of any such cost due hereunder by Tenant or against any other amount of Rent owing by Tenant to Landlord hereunder, or Landlord may refund such net surplus to Tenant. Periodically, during the Term of this Lease, Landlord shall have the right to estimate Tenant's Proportionate Shares of Common Area Maintenance Charges for the next fiscal period (determined by Landlord) of the Term of this Lease, whereupon, Tenant shall pay Landlord such amounts as may be so indicated by Landlord in the same manner as the Monthly Estimated Common Area Maintenance Charge. Any information provided to Tenant under this Article VII shall be held in strict confidence by Tenant and shall be returned to Landlord when this Lease terminates. Tenant shall have the right, at Tenant's cost and expense, to examine all Landlord's books and records, documentation and calculations prepared in the determination of Common Area Maintenance Charges. Landlord shall provide a breakdown to Tenant of Operating Expenses and Common Area Maintenance Charges annually.

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ARTICLE VIII - CONDITION OF LEASED PREMISES; REPAIRS

8.1 Subject to the terms of Article I of this Lease, Tenant accepts the Building, improvements, and any equipment or fixtures on or in the Leased Premises "as is" and in their existing condition and agrees that no representation, statement or warranty, express or implied, has been made by or on behalf of Landlord as to such condition, or as to the use that may be made of such property.

8.2 If the Leased Premises is now, or at any time during the term of this Lease becomes, a "Public Accommodation" under the Americans with Disabilities Act of 1990 and 1992, as amended (the "ADA"), Tenant shall, at its sole expense, be responsible for (i) compliance with Title III of the ADA to the extent that the ADA imposes obligations on the procedure and design of any alterations to the Leased Premises made by Tenant, and (ii) making modifications in its policies, practices and procedures in connection with the operating of Tenant's business. If a failure to make such modifications constitutes a violation of the ADA, Tenant shall indemnify and hold harmless Landlord with respect to its failure to comply with the foregoing responsibilities. Any work to be performed by Tenant pursuant to this Section 8.2 shall be governed by all the provisions set forth in Section 9.1 below.

8.3 Landlord shall maintain in good repair the structural integrity of the roof, and exterior walls of the Leased Premises, and the structural beams, structural columns and other structural parts of the Leased Premises, and the cost of such amount shall be reimbursed to Landlord as part of the Building Common Area Maintenance Charges. Tenant shall keep, during the term hereof, at its own cost and expense, the interior of the Leased Premises, excluding the structural integrity of the roof and exterior walls, in as good condition as the same was at the commencement of the term hereof, reasonable wear and tear, taking by eminent domain and damage due to fire or casualty insured against excepted. Tenant shall replace, at its own cost and expense, window glass, if any, of the same kind and quality, reasonable wear and tear, taking by eminent domain and damage due to fire or other casualty insured against excepted. Tenant shall replace and/or repair, at its own cost and expense, all light bulbs and lighting fixtures which are damaged, broken or cease to function during the term hereof, with bulbs or fixtures of the same kind and quality. In addition, Tenant shall maintain and repair the HVAC, heat, plumbing and electrical repairs servicing the Leased Premises and shall maintain a quarterly preventative maintenance service contract for the servicing of the HVAC, a copy of which shall be furnished to Landlord; however, Landlord shall be responsible for replacement of the HVAC cost of the full replacement of the Leased Premises for the first five (5) years of this Lease. Thereafter, Tenant shall be responsible for the reimbursement of cost of full replacement of the HVAC servicing the Leased Premises, which shall be amortized over a period of seven (7) years.

8.4 Tenant shall take good care of the Leased Premises and keep the same free from waste at all times. Tenant shall keep the Leased Premises and sidewalks, service-ways and loading areas adjacent to the Leased Premises neat, clean and free from dirt or rubbish at all times, and shall store all trash and garbage within the Leased Premises, arranging for the regular

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pick-up of such trash and garbage at Tenant's expense. Removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Tenant shall arrange for the regular pick up of trash and refuse at Tenant's expense, unless Landlord provides other refuse service, in which case Tenant shall use such other refuse service and pay the cost ofsuch service as specified by Landlord. Tenant shall not operate an incinerator or bum trash or garbage within the Building or on tlle Property. ARTICLE IX - IMPROVEMENTS BY TENANT 9.1 Tenant shall not make or allow to be made any alterations, installations, additions or improvement in or to the Leased Premises, or place safes, vaults or any other healry furniture or equipment within the Leased Premises, without Landlord prior written consent, which consent shall not be unreasonably withheld or delayed. Any such alterations, additions or improvements to the Leased Premises shall be govemed by the following terms: (a) No such alteration, addition or improvement lessens the fair market value ofthe Leased Premises or the Building and all such improvements are performed in class and quality at least equal to the original construction work; (b) All work for any such alteration, addition or improvement shall be performed by a contractor approved by Landlord prior to the commencement ofthe work, and Landlord shall approve the construction contract which shall be between the Tenant and the approved contractor; (c) Prior to the commencement of work on any such alteration, addition or improvement, Tenant shall procwe, at its own cost and expense, all necessary permits; furthermore, the plans and specifications covering the same will have been submitted to and approved in writing by (i) Landlord, (ii) all municipal or other govemmental departments or agencies having jurisdiction over the subject matter thereof, and (iii) any mortgagee having an interest in or lien upon the Leased Premises or the Building ifrequired by the terms ofthe mortgage, it being understood that Landlord will not unreasonably refuse to join in any application to any such mortgagee or governmental agency to obtain such approval with respect to any reasonable alteration, addition or improvement; (d) In carrying out all such alterations, additions and improvements, Tenant shall comply with the standards, guidelines and specifications imposed by all municipal or other governmental departments and agencies having jurisdiction over the same, including without limitation, all building codes; (e) Prior to the commencement of work on any such alteration, addition or improvements, Tenant shall have procured and delivered to Landlord the policy of Builder's Risk insurance hereinafter referred to in Section 21.2 hereofor additional fire and extended coverage insurance as required by Section 21.3 hereof, whichever is applicable; I.)

(0 All work shall be completed promptly and in a good and workman like manner and shall be performed in such a manner that no mechanics, materialmen's or other similar liens shall attach to Tenant's leasehold estate, and in no event shall Tenant permit, or be authorized to permit, any such liens or other claims to be asserted against Landlord or Landlord's rights, estate and interest with respect to the Leased Premises, the Building, or the Property; and at the completion of all work Tenant shall obtain waivers of mechanics and materialmens liens from all persons performing work on or on furnished material to the Leased Premises; and (g) Any such alteration, addition or improvement made by Tenant pursuant to the terms hereof shall, at the expiration ofthe term hereofbecome and remain the property of Landlord, provided, however, that Landlord may, at its option and upon notice to Tenant not less than ninety (90) days prior to such expiration, require Tenant to remove any such alterations, additions. and improvements and to restore the Leased Premises to their condition as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain and damage due to fire or other casualty insured against excepted. (h) Any review, approval, consent or supervision ofany work done at the Leased Premises by Tenant, including, but not limited to, Tenant's Work, shall not be deemed to impose any liability on either Landlord or its lender. (i) All work perlormed by Tenant shall be performed at Tenant's sole risk and expense and in accordance with good construction practices, applicable legal requirements and insurance requirements. In connection such construction, Tenant agrees to comply with all of Landlord's construction and labor provisions of this Lease, including, but not limited to, the orovisions of Article IX. I4

ARTICLE X - MACHINERY AND EQUIPMENT - TRADE FIXTURES

10.1 All alterations, installations, additions or improvements, other than moveable furniture and moveable trade fixtures, made by Tenant to the Leased Premises shall remain upon and be surrendered with the Leased Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant's right to possession of the Leased Premises; provided, however, that Landlord may require Tenant, at Tenants cost, to remove any and all of such items that are not building standard within ten (10) days following the expiration or termination of this Lease, or the termination of Tenant's right to possession of the Leased Premises. Tenant, at its sole cost and within ten (10) days following the expiration or termination of this Lease, shall remove all of Tenant's property from the Leased Premises. Any such property which may be removed pursuant to the preceding sentence and which is not so removed prior to the expiration or earlier termination of this Lease may be removed from the Leased Premises by Landlord and stored for the account of Tenant; and if Tenant fails to reclaim such property within thirty (30) days following such expiration or earlier termination of this Lease, then such property will be deemed to have been abandoned by Tenant, and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor. Tenant shall pay to Landlord the cost incurred by Landlord in removing, storing, selling, destroying or otherwise disposing of any such property.

ARTICLE XI - UTILITIES

11.1 If the utilities, including, but not limited to, gas, oil, electricity, water, light, heat, air conditioning, sewer, power, telephone, fiber and cable are separately provided to the Leased Premises, Tenant shall make arrangements for and pay directly when due all charges. In the event that some or all of said utilities are not separately provided to the Leased Premises, and to the extent it is feasible at a reasonable cost, if able, Landlord shall sub-meter and charge Tenant for the actual utility cost. If Landlord so elects not to sub-meter said utilities, Tenant shall pay to Landlord Tenant's Building Proportionate Share of utilities for the Building. Landlord reserves the right to bill Tenant, and Tenant agrees to pay, according to the utilities used by Tenant to the extent Tenant's usage is disproportionately higher than the usage of other occupants or unoccupied space of the building. Tenant's utility usage to be determined in the sole good faith discretion of the Landlord by check metering, historical data, Tenant's hours of operation, Tenant's use, Tenant's number of employees, or any other reasonable methods. Tenant shall pay promptly the utilities invoices with the next payment of Base Rent when due. Landlord shall not be liable for any failure of water supply or electric current or of any service by any utility; or injury to persons (including death) or damage to property resulting from steam, gas, electricity, water, rain or snow which may flow or leak from any part of the Leased Premises or from any pipes, appliances or plumbing works, on the street or subsurface, or from any other place, or for interference with light or other easements, except if caused by the gross negligence or intentional conduct of the Landlord or his agents, employees, guests, contractors or officers.

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11.2 Tenant shall, at its sole cost and expense, maintain, repair, change and improve the water, sewer, electric and other utility systems which are located within the Leased Premises. Any work performed by Tenant under this Section 1 1.2 shall be govemed by all of the tems contained in Section 9.1 of the Lease. ARTICLE XII - USE OF LEASED PREMISES 12.1 Without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, Tenant may use the Leased Premises only for the purpose of manufacturing of optical components and subsystems, offices and for other services and purposes reasonably incident and similar thereto. 12.2 In its use of the Leased Premises, Tenant shall comply with all statutes, ordhances and regulations applicable to the use thereof, including, without limiting the generality of the foregoing, the Zoning Ordinances of the Town ofHudson, New Hampshire, as now in effect or as hereafter amended. Any changes in the Building which are required by any present or future laws, rules, requirements, orders, directions, ordinances or regulations ofany govemmental or lawful authority including Boards of Fire Underwriters due to Tenant's products or Tenant's use ofLeased Premises shall be at Tenant's sole cost and expense, including, but not limited to any changes required in the sprinkler system required by Tenant's use. 12.3 Tenant shall not injure or deface, or commit waste with respect to the Leased Premises nor occupy or use the Leased Premises, or permit or suffer any part thereof to be occupied or used, for any unlawful or illegal business, use or purpose, nor for any business, use or purpose deemed to be disreputable or extra-hazardous, nor in such manner as to constitute a nuisance ofany kind, nor for any purpose nor in any manner in violation ofany present or future laws, rules, requirements, orders, directions, ordinances or regulations of any govemmental or laufirl authority including Boards of Fire Underwriters. Tenant shall, immediately upon the discovery ofany such unlawful illegal, disreputable or extra-haz-ardous use, take, at its own cost and expense, all necessary steps, legal and equitable, to compel the discontinuance ofsuch use and to;ust and remove the subtenants, occupants or other persons guilty of such unlawful, illegal, disreputable or extra-hazardous use. Tenant's use ofthe Leased Premises shall not interfere with other tenants' quiet enjoyment oftheir premises. Tenant shall not cause excessive noise which interferes with the use by other tenants of their premises for office use. Tenant shall not use the Leased Premises in a manner which exceeds the maximum full load capacity of the structure of the Leased Premises. 12.4 Tenant shall procure at its sole expense all permits and licenses required for the transaction ofbusiness in the Leased Premises and otherwise comply with all applicable laws, ordinances, and govemmental regulations affecting the Building, including those relating to Hazardous wasti or Substance (hereinafter defined) now in force or that may be hereafter enacted or promulgated. Any application to the State of New Hampshire and./or the Town of l6

Hudson, and/or any other govemmental entity, agency or department, regarding the Leased Premises shall require the wdtten consent of Landlord. Tenant shall copy Landlord on all correspondence with the State of New Hampshire and the Town of Hudson and any other governmental entity, agency or department, 12.5 Tenant has fumished to Landlord prior to execution of this Lease the Material Safety Data Sheets ("MSDS") for all materials to be used or stored by Tenaat. No additional materials shall be used by Tenant until delivery to Landlord of a MSDS pertaining thereto, with the size, quantity, volume and description ofspecific safety storage and containment proposed and written approval by Landlord has been granted, in Landlord's sole and absolute discretion in each instance of Tenant's use in the Leased Premises of such material. Tenant acknowledges that it shall have no right to use any new materials until such MSDS sheets have been delivered to and approved by Landlord and Tenant has reported the new materials to the Town ofHudson, New Hampshire, for the purposes of its sewer permit. In the event that the Town of Hudson requires any modifications in tle sewer permit, such materials shall not be used by Tenant until such sewer permit is modified. ARTICLE XIII - HAZARDOUS WASTE, MATERIAL OR SUBSTANCES 13.1 Tenant shall not use the Leased Premises for the generation, storage or treatrnent of hazardous waste, and hereby certifies that its operations or other use ofthe Leased Premises will not involve same. For purposes of this lease, the term "Hazardous Materials" means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws (hereafter defined) as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance", "pollutant", "toxic pollutant", "contaminant" as well as any formulation not mentioned herein intended to define, list, or classifo substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "EP toxicity", or "TCLP toxicity"; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) "hazardous substance" as defined in any Environmental Law; (d) "waste" as defined in any Environmental Law; (e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyls (PCBs); (h) radon; and (i) any other chemical, material, or substance exposue to which is limited or regulated by any Govemmental Agency (hereafter defined) because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment ifreleased into the workplace or the environment. Hazardous Materials" shall not include (y) ordinary oflice supplies and repair, maintenance and cleaning supplies maintained in reasonable and necessary ouantities and used in accordance with all Environmental Laws, or (z) petroleum or fuel required t7 in the ordinary course for the operation of the Leased Premises maintained in reasonable and necessary quantities and used in accordance with all Environmental Laws. As used in this Article XIII, "Environmental Laws" means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Endangered Species Act, the Clean Water Act, the Occupational Safety and Health Act, each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing. As used in this Article XIII, "Governmental Agency" means any federal, state, municipal or other governmental or quasi-governmental court, agency, authority or district.

13.2 Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release of any Hazardous Materials (as said term is defined) on, in, upon or under the Property of the Leased Premises. Tenant shall not generate, store, use or dispose of such Hazardous Materials in any manner not sanctioned by the foregoing cumulative references in compliance with all applicable laws, rules and regulations. If Landlord, any lender or any governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then all cost of such investigations there shall be borne by Tenant. In addition, Tenant shall execute estoppel certificates and the like, from time to time, at Landlord's reasonable request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Leased Premises introduced or brought onto the Leased Premises by Tenant other than ordinary cleaning fluids and/or fluids and other material commonly used for offices. Landlord expressly reserves the right to enter the Leased Premises to perform regular inspections upon reasonable notice to Tenant provided that same does not interfere with Tenant's use of the Leased Premises.

13.3 Tenant warrants and acknowledges that at no time have funds been expended from the State of New Hampshire's hazardous waste cleanup fund established under RSA 147-B with respect to any of Tenant's property located within New Hampshire which would entitle the State to a so-called superlien under RSA 147-B:10 III. Tenant also acknowledges same with respect to similar laws of any other state which liens might possibly affect the Leased Premises. The provisions of this Article XIII will survive the expiration or termination of this Lease.

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ARTICLE XIV - ASSIGNMENT; SUBLEASING

14.1 Tenant shall not, voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge or encumber this Lease or sublease the Leased Premises or any part thereof, or grant a right to any person other than Tenant, its employees, agents, servants and invitees to occupy or use the Leased Premises or any portion thereof, without the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, . Any attempt to do any of the foregoing without such written consent shall be null and void and of no effect, and shall further constitute a material default under this Lease. If Tenant so requests Landlord's consent, said request shall be in writing specifying the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder, and shall be submitted to Landlord at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such occupancy or use. Upon such request, Landlord may, in its reasonable discretion (i) grant such consent subject to Landlord's approval of the assignee, transferee, subtenant or mortgagee, or (ii) elect to terminate this Lease, or (iii) suspend this Lease as to the space to be affected by such assignment, sublease or other event specified above for the duration specified by Tenant in its notice, in which event Tenant will be relieved of all obligations hereunder as to such space during such suspension, including a suspension of the Ren.t hereunder in proportion to the portion of the Leased Premises affected thereby (but after said suspension, if the suspension is not for the full term hereof, Tenant shall once again become liable hereunder as to the applicable space). These provisions shall not include interfamily transfers or related company transfers.

14.2 Tenant shall, despite any permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties and obligations of Tenant hereunder, and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any assignee or subleasee without demand upon or proceeding in any way against any other person.

14.3 Consent by Landlord to a particular assignment or sublease shall not be deemed a consent to any other subsequent transaction. If this Lease is assigned or if the Leased Premises are subleased without the permission of Landlord, then Landlord may nevertheless collect rent from the assignee or subleasee and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of Rent or application thereof by Landlord shall be deemed a waiver of any provision hereof or a release of Tenant from the performance of the obligations of the Tenant hereunder.

14.4 All cash or other proceeds of any assignment, sale or sublease of Tenant's interest in this Lease, whether consented to by Landlord or not, shall be paid to Landlord notwithstanding the fact that such proceeds exceed the Rent called for hereunder, and Tenant hereby assigns to Landlord all rights it might have or ever acquire in such proceeds.

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ARTICLE XV - TAXES AND ASSESSMENTS

15.1 Tenant shall pay, in addition to Base Rent and other charges, an amount equal to Tenant's Building Proportionate Share of "Real Estate Taxes" (hereinafter defined) assessed against the Building and the Property and Tenant's Campus Proportionate Share of the Real Estate Taxes assessed on the common area of the Campus and levies and charges and governmental impositions, duties and charges of like kind and nature which are or may during the term of this Lease be charged, laid, levied or imposed upon or become a lien or liens upon the Campus, the Building and the Property or any part thereof, or upon any buildings or appurtenances thereto or any parts thereof, or which may become due and payable with respect thereto and any and all taxes charged, laid or levied in addition to the foregoing under or by virtue of any present or future laws, requirements, rules, orders, directions, ordinances or regulations of the United States of America, the State of New Hampshire, County of Hillsborough or Town of Hudson, government, or of any other municipal government or lawful authority whatsoever. All such duties and charges, including Real Estate Taxes, are referred to herein as "Taxes".

15.2 "Real Estate Taxes" means all real estate taxes, sewer taxes, and any other charges made by a public authority which upon assessment or failure of payment become a lien or liens upon the Campus, the Building and the Property or any part thereof, or upon any buildings or appurtenances thereto, or any parts thereof, or which may become due and payable with respect thereto. If any betterment assessments are payable by law in installments, said betterment assessments are deemed payable not for the period in which the same are assessed but in installments for the periods in which the installments thereof are payable. Real Estate Taxes shall not include any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord or any income tax of Landlord.

15.3 Tenant shall pay to Landlord along with each installment of Rent, an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of the Taxes for the current tax year, if the amount thereof is known, or of such taxes for the prior tax year, if the amount thereof for the current tax year is not known. Upon receipt by Landlord of the final tax bill for any tax year during the term of this Lease, Landlord shall give Tenant notice of the total amount of Taxes paid by Landlord for such tax year. If the actual amount of Tenant's Proportionate Share of the Taxes with respect to such tax year exceeds the aggregate amount previously paid by Tenant, Tenant shall pay to Landlord the deficiency within fifteen (15) days following notice from Landlord. If the aggregate amount previously paid by Tenant with respect thereto exceeds Tenant's Proportionate Share of the Taxes for such tax year, then, at Landlord's election, such surplus (net of any amounts then owing by Tenant to Landlord) shall be credited against the next ensuing installment of any such cost due hereunder by Tenant. Periodically, during the Term of this Lease, Landlord shall have the right to estimate Tenant's Proportionate Share of Taxes for the next tax year (determined by Landlord) of the term of this Lease, whereupon Tenant shall pay Landlord such revised amount as set forth in the first sentence of this Section 15.3.

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15.4 Tenant shall also punctually pay and discharge all taxes which are or may during the term of this Lease be charged, laid, levied or imposed upon or become a lien upon any personal property ofTenant attached to or used in connection with Tenant's business conducted on the Leased Premises which personal property constitutes a fixture. Nothing herein contained requires Tenant to pay any taxes on the Rent reserved to Landlord hereunder. 15.5 Landlord, at its option, may, but shall not be obligated to, contest or review by any appropriate proceedings, and at Landlord's expense, any tax, charge or other govemmental imposition aforementioned which shall not be contested or reviewed as aforesaid by Tenant, and Tenant shall promptly join with Landlord in such contest or review if Landlord so requests. Any abatement in such taxes, less the cost to obtain such abatement, shall be reflected in the amount of taxes to be paid by Tenant the following year pursuant to this Article XV. ARTICLE XVI - MECHANIC'S LIEN l6.l In the event ofthe filing in the Hillsborough County Registry ofDeeds ofany notice ofa builder's, supplier's or mechanic's lien on the Leased premises or the Building arising out of any work performed by or on behalf of Tenant, Tenant shall cause without delay proper proceedings to be instituted to test the validity ofthe lien claimed, and within thirty (30) days after the filing ofany such lien to discharge the same by the posting ofbond or otherwise; and during the pendency ofany such proceeding, Tenant shall completely defend and indemnify Landlord against any such claim or lien and all costs ofsuch proceedings wherein the validity of such lien is contested by Tenant, and during the pendency of such proceeding such lien may continue until disposition ofsuch proceeding, and after disposition thereof, Tenant shall cause said lien to be released and discharged. ARTICLE XVN . EMINENT DOMAIN 1'7.1 If the Leased Premises is lawfully condemned or taken by any public authority either in its entirety or in such proportion that it is no longer suitable for the intended use by Tenant, then this Lease will automatically terminate without further act of either party hereto on the date when possession ofthe Leased Premises is taken by such public authority, and each party hereto will be relieved ofany further obligation to the other except that Tenant shall be liable for and shall promptly pay to Landlord any Rent or other payments due hereunder then in anears or Landlord shall promptly rebate to Tenant a pro rata portion ofany Rent or other such payments paid in advance. In the event the proportion of the Leased Premises so condemned or taken is such that the Leased Premises is still suitable for its intended use by Tenant, this Lease will continue in effect in accordance with its terms and a portion ofthe Rent and other payments due hereunder will abate equal to the proportion ofthe rental value ofthe Leased Premises so condemned or taken. In either of the above events, the award for the propeny so cond.emned or taken will be payable solely to Landlord without apportionment to Tenant. 2l

ARTICLE XVIII - LIABILITY

18.1 Except for injury or damage caused by the gross negligence or willful misconduct of Landlord, its servants or agents, Landlord shall not be liable for any injury or damage to any person happening on or about the Leased Premises, the Building, the Property or the Campus, or for any injury or damage to the Leased Premises, the Building, the Property or the Campus, or to any property of Tenant or to any property of any third person, firm, association, or corporation on or about the Leased Premises, the Building, the Property or the Campus. Tenant shall, except for injury or damage caused as aforesaid, defend (with counsel reasonably acceptable to Landlord), indemnify and hold Landlord harmless from and against any and all liability and damages, costs and expenses, including reasonable attorneys' fees, and from and against any and all suits, claims and demands of any kind or nature whatsoever, by and on behalf of any person, firm, association or corporation arising out of or based upon any incident, occurrence, injury or damage which happens or may happen on or about the Leased Premises, the Building, the Property or the Campus, and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Leased Premises or the installation of any property therein or the removal of any property therefrom. This indemnity and hold harmless agreement shall include indemnity against all reasonable costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, in the defense thereof, including attorneys' fees. Tenant shall not settle or compromise any claim without the prior written consent of Landlord.

18.2 In addition, Tenant agrees to defend with counsel acceptable to Landlord and indemnify Landlord and hold Landlord harmless from and against all claims arising from the discharge or other release by Tenant onto the Leased Premises, the Building, the Property or the Campus of any Hazardous Material, excluding any discharge of Hazardous Material to the extent caused by Landlord, its officers, directors, agents, employees, invitees, licensees or contractors. Tenant shall not settle or compromise any claim without the consent of Landlord, which consent shall not be unreasonably withheld or delayed.

18.3 The obligations and liabilities of Tenant hereunder with respect to the indemnities pursuant to this Article XVIII or under any other provisions of this Lease, resulting from any claim or other assertion of liability by third parties (hereinafter "Claim" or collectively, "Claims"), shall be subject to the following terms and conditions:

(a) The party seeking indemnification (the "Indemnified Party") must give the other party (the "Indemnifying Party"), notice of any such Claim promptly after the Indemnified Party receives notice thereof.

(b) The Indemnifying Party shall have the right to undertake, by counsel or other representatives approved by the Indemnified Party, the defense of such Claim.

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(c) In the event that the Indemnifoing Party shall elect not to undertake such defense, or witlin a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement ofsuch Claim, by counsel or other representatives of its own choosing, on behalfofand for the account and risk of the Indemnifying Party (subject to the right ofthe Indemnifying Party, upon payment ofall reasonable fees and costs incurred by the Indemnified Party for defense ofsuch Claims t<, assume defense of such Claim at any time prior to settlement, compromise or final determination thereof). (d) Anl.thing in this Section 18.3 to the contrary notwithstanding, (i) ifthere is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result ofmoney damages or other money payments, the Indemnified party shall have the right, at his own cost and expense, to participate in the defense, compromise or settlement of the claim, (ii) the Indemnifying Party shall not, without the Indemnified party's written consent, settle or compromise any claim or consent to entry ofanyjudgment which does not include as an unconditional term thereofthe giving by the claimant or the plaintiffto the Indemnified Party of a release from all liability in respect of such claim, and (iii) in the event that the Indemnifying Party undertakes defense ofany claim, the Indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifring Party and its counsel or other representatives conceming such claim and the Indemnifying Party and the Indemnified party and their respective "ounrei o, other representatives shall cooperate with respect to such Claim. (") Notwithstanding any provision herein to the contrary, in the event that a response is required to a condition, occlrrence or other happening which may impose liability on Landlord within a time period which does not allow notice to Tenant, Landlord shall have ng obligation to notify Tenant prior to taking any action, and despite the lack ofprior notice ro Tenant, Tenant shall remain fully responsible to Landlord under the terms of this A(icle XVIII and any other provisions of this Lease. 18.4 The provisions of this Ar-ticle XVIII will survive the expiration or termination of this Lease. ARTICLE XIX -RULES AND REGULATIONS 19.1 Tenant, its servants, employees, agents, visitors, invitees, and licensees, shall observe faithfully and comply with the Rules and Regulations set forth in Exhibit C hereto, and shall abide by and conform to such further rules and regulations as Landlord may from time to time reasonably make, amend or adopt, after Tenant receives a copy thereof. z.)

ARTICLE XX - LANDLORD'S INSURANCE

20.1 Landlord shall maintain property insurance for the Property. The term "Insurance Premiums" shall mean the total annual insurance premiums which accrue on all property insurance, boiler insurance, public liability and property damage insurance, rent insurance, and any other insurance which, from time to time, may, at Landlord's election, be carried by Landlord with respect to the Building, the Property and/or the Campus during any applicable calendar year (or portion thereof) occurring during the term of this Lease; provided, however, in the event, during any such calendar year, all or any part of such coverage is written under a "blanket policy" or otherwise in such manner that Landlord was not charged a specific insurance premium applicable solely to the Building, the Property and/or the Campus then in such event, the amount considered to be the Insurance Premium with respect to such coverage for such calendar year, shall be that amount which would have been the annual Insurance Premium payable under the rates in effect on the first day of such applicable calendar year for a separate New Hampshire Standard Form insurance policy generally providing such type and amount of coverage (without any deductible amount) with respect to the Building, the Property and/or the Campus (considering the type of construction and other relevant matters), irrespective of the fact that Landlord did not actually carry such type policy. In the event that Tenant's activities in the Leased Premises cause an increase in Landlord's Insurance Premiums, then such increase due to Tenant's use shall be paid by Tenant upon demand from Landlord. In addition, Tenant shall pay for the cost of any repairs or modification to the Building in order to make the Building insurable.

20.2 Monthly, during the first year of the term of this Lease, Tenant will pay to Landlord the Tenant's Building Proportionate Share of the Insurance Premiums (which may be estimated by Landlord) on the Building and the Property and Tenant's Campus Proportionate Share of the insurance Premiums on the Campus, monthly in advance, payable at the same time and place as the Base Rent is payable, except, however, if the Lease Term does not begin on the first date of a calendar month, Tenant shall pay a pro rata portion of such sum for such partial month. Landlord shall have the right to adjust such monthly estimate on an annual basis, pursuant to the following paragraph hereof.

20.3 At the end of each calendar year occurring during the term of this Lease (subsequent to the expiration or other termination of this Lease, if such occurs on a date other than the last day of the calendar year), Landlord shall give Tenant notice of the total amount paid by Tenant for the relevant calendar year together with the actual amount of Tenant's Building Proportionate Share and Campus Proportionate Share of Insurance Premiums for such calendar year. If the actual amount of Tenant's Proportionate Share of the Insurance Premiums with respect to such period exceeds the aggregate amount previously paid by Tenant with respect thereto during such period, Tenant shall pay to Landlord the deficiency within fifteen (15) days following notice from Landlord; however, if the aggregate amount previously paid by Tenant with respect thereto exceeds Tenant's Building Proportionate Share of the Insurance Premiums Cost for such period, then, at Landlord's election, such surplus (net of any other amounts then

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owing by Tenant to Landlord) shall be credited against the next ensuing installment of any such cost due hereunder by Tenant. Periodically, during the term of this Lease, Landlord shall have the right to estimate Tenant's Building Proportionate Share of Insurance Premiums for the next fiscal period (as reasonably determined by Landlord) of the term of this Lease, whereupon, Tenant shall pay Landlord such amount as may be so indicated by Landlord. Except, if any increase in Insurance Premiums are the result of the actions, claims, or other actions of another tenant in the building, Tenant shall not be required to pay for said increase.

20.4 In the event of loss, Landlord shall promptly initiate action to effect a settlement with the insurer. Tenant shall reasonably cooperate with Landlord and any mortgagee in connection with the proceeding and collection of claims, and shall execute and deliver to Landlord such proofs of loss, releases and other instruments as may be necessary to settle any such claims and obtain the proceeds thereof, and in the event Tenant fails or neglects to so cooperate or to execute and deliver any such instrument, Landlord may, as the agent or attorney in fact of Tenant, execute and deliver any such instrument, and Tenant hereby nominates and appoints Landlord the proper and legal attorney in fact of Tenant for such purpose, hereby ratifying all that Landlord may lawfully do as such attorney in fact.

ARTICLE XXI - TENANT'S INSURANCE

21.1 Tenant shall, from the Delivery of Possession of the Leased Premises, even if such date precedes the commencement of the term hereof, and throughout the term hereof procure and carry at its own expense commercial general liability insurance with an insurance company authorized to do business in New Hampshire and acceptable to Landlord will be the so-called "occurrence" form, including bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Landlord and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Leased Premises or use of the Building Common Area or Campus Common Area. Such insurance will be carried in the name of and for the benefit of Tenant and Landlord and Landlord shall be named as an additional named insured; and shall provide coverage of at least Two Million Dollars ($2,000,000) in case of death of or injury to single person and Five Million Dollars ($5,000,000) in the aggregate, and Two Million Dollars ($2,000,000) in case of loss, destruction or damage to property. If applicable, Tenant shall comply with the requirements of the Boilers and Unfired Pressure Vessels Law (NH RSA 157-A), and in such event the policy or policies referred to above shall contain an endorsement providing pressure vessels insurance coverage and naming Landlord as an additional named insured. All such insurance shall comply with the provisions of this Article XXI.

21.2 During any period or periods of construction by Tenant on the Leased Premises, the construction of which is (a) of a type to which Builder's Risk Insurance is applicable and (b) requires the advance written approval of Landlord pursuant to Article IX hereof, Tenant shall obtain and maintain in effect standard Builder's Risk Insurance written on a completed value

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basis, including extended coverage, and utilizing a maximum value at date of completion not less than the greater of(y) the aggregate contract price or prices for the construction ofsuch facilities or (z) the amount which may be required by a moftgagee which is financing such construction. If such construction by Tenant is ofa type to which Builder's Risk Insurance is not applicable, Tenant shall provide the additional coverage under the policies as required by Landlord. All such insurance shall comply with the provisions of this Article XXI. 21.3 Tenant shall procure and continue in force during the term hereof, all-risk insurance which contains fire and extended coverage on a full value, repair or replacement basis upon facilities, machinery, equipment and appurtenances constructed, erected or installed on or in the Leased Premises by Tenant and which have or may become the property ofLandlord pursuant hereto. The policies evidencing such insurance must provide that loss, if any, payable thereunder will be payable to Landlord and,/or Tenant and,/or mortgagee ofthe Leased Premises as their respective interests may appear, and all such policies together with evidence ofpayment of the premiums thereon will be delivered to Landlord and,/or any such mortgagee. 21.4 Tenant shall also maintain the following insurance: (a) Statutory workers, compensation insurance with respect to any work on or about the Leased Premises; (b) Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Leased Premises and insurance against loss ofoccupancy or use arising from any breakdown in such amounts as are generally required by landlords for properties comparable to the Leased Premises; (c) Such other insurance with respect to the Leased Premises as reasonably required by Landlord against loss or damage of the kinds from time to time customarily insured against and in such amounts as required by landlords for properties comparable to the Leased Premises; and (d) All such insurance shall comply with the provisions of this Article XXI. 21.5 All insurance provided for herein from Tenant shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by one or more other domestic primary insurer(s) having a general policy rating of A or better and a financial class of VIII or better by A.M. Best Company, Inc. (or if a rating of A.M. Best Company Inc. is no longer available, a similar rating from a similar or successor service) leach such insurer shall be referred to below as a "Qualified Insurer"). All insurers providing insurance required by this Lease shall be authorized and admitted to issue insurance in the state in which the Leased Premises is located. The Policies shall name Landlord as an additional named insured. The Policies shall also contain: (i) a standard "non-contributory landlord" endorsement or its equivalent relating, inter alia, to recovery by Landlord notwithstanding the negligent or willful acts or omission of Tenant; (ii) to the extent available at commercially 26 reasonable rates, a waiver of subrogation endorsement as to Landlord; and (iii) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by tenants of similar properties in the general vicinity of the Leased Premises, but in no event in excess of Five Thousand Dollars ($5,000). All Policies shall contain (i) a provision that such Policies shall not be denied renewal, materially changed (other than to increase the coverage provided), canceled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Landlord in each instance; and (ii) include effective waivers by the insurer of all claims for applicable premiums against any loss payees, additional insureds and named insureds (other than Tenant). Certificates of insurance for such Policies shall be delivered by Tenant to Landlord prior to Tenant's entry upon the Leased Premises. Copies of such Policies shall be delivered by Tenant to Landlord within twenty (20) days of entry by Tenant on the Leased Premises. Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Landlord not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of Insurance Premiums. Originals or certificates of such replacement Policies and copies of such replacement Policies shall be delivered to Landlord promptly after Tenant's receipt thereof but in any case within thirty (30) days after the effective date thereof. Tenant shall neither violate, nor allow its agents or employees to violate any of the terms, conditions and provisions of such Policies.

21.6 If Tenant fails to maintain and deliver to Landlord the original Policies or certificates of insurance required by this Lease or if Landlord receives a copy of a notice of cancellation of any insurance which is the responsibility of Tenant to maintain, upon ten (10) days prior notice to Tenant, Landlord may procure such insurance at Tenant's sole cost and expense. Upon receipt of a copy of notice of cancellation of any insurance which is the responsibility of Tenant hereunder, Landlord may pay the premiums necessary to reinstate the same. The amount so paid will constitute Additional Rent payable by Tenant at the next rental payment date. Payment of premiums by Landlord will not be deemed a waiver or release by Landlord of the default by Tenant in failing to pay the same or of any action which Landlord may take hereunder as a result of such default.

21.7 Tenant shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Leased Premises or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Tenant on or with respect to any part of the Leased Premises.

21.8 In the event of an uncured default under this Lease, all right, title and interest of Tenant in and to the Policies then in force concerning the Leased Premises and all proceeds payable thereunder shall thereupon vest in Landlord.

21.9 If and to the extent permitted without prejudice to any rights of Tenant under the applicable insurance policies, Landlord shall be held free and harmless from liability for loss or

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damage to personal property of Tenant in the Leased Premises by fire, the extended coverage perils, sprinkler leakage, vandalism and malicious mischief if and to the extent actually insured against, whether or not such loss or damage is the result of the negligence of Landlord, its employees or agents. This section does not impose any added obligation or expense upon Tenant nor require that it carry any insurance of any kind and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

ARTICLE XXII - DESTRUCTION OR DAMAGE

22.1 In the event that the Leased Premises, as it exists at the beginning of the term hereof, is totally destroyed by fire or other casualty insured against, or is so damaged that repairs and restoration cannot, in the opinion of Landlord in its sole discretion, be accomplished within a period of one hundred eighty (180) days from the date of such destruction or damage, this Lease will automatically terminate without further act of either party hereto, and each party shall be relieved of any further obligation to the other except for the rights and obligations of the parties which survives a termination of this Lease, and except that Tenant shall be liable for and shall promptly pay Landlord any Rent then in arrears or Landlord shall promptly rebate to Tenant a pro rata portion of any Rent paid in advance. In the event that the Leased Premises is so damaged that repairs and restoration can be accomplished within a period of one hundred eighty (180) days from the date of such destruction or damage, this Lease will continue in effect in accordance with its terms; such repairs and restoration will, unless otherwise agreed by Landlord and Tenant, be performed as closely as practicable to the original specifications (utilizing therefor the proceeds of the insurance applicable thereto without any apportionment thereof for damages to the leasehold interest created by this Lease), and until such repairs and restoration have been accomplished, a portion of the Rent will abate equal to the proportion of the Leased Premises rendered unusable by the damage. Landlord's obligation to restore, replace or rebuild such facilities will not exceed in amount the sum of the insurance proceeds paid to it and/or released to it by any mortgagee with which settlement was made. In the event the Leased Premises may be repaired and/or restored within the aforementioned one hundred eighty (180) day period, but the cost of such repair or restoration exceeds the available insurance proceeds, at Landlord's discretion, this Lease will be terminated in which event the rights and duties of the parties shall be governed by the first sentence of this Section 22.1. Tenant shall execute and deliver to Landlord all instruments and documents necessary to evidence the fact that the right to such insurance proceeds is vested in Landlord. Landlord shall not be responsible for damage or destruction, partial or total, to or of machinery, equipment and appurtenances constructed or installed on or in the Leased Premises by Tenant unless caused by the gross negligence or intentional conduct of the Landlord, its agents, or invitees. Notwithstanding anything contained herein to the contrary, in the event that the damage to the Leased Premises results from the fault or negligence of Tenant, its agents, employees, licensees or invitees, Tenant shall not be entitled to any abatement or reduction of any Rent or other sums due hereunder, and such damage shall be repaired by Tenant, or at Landlord's option by Landlord at Tenant's expense.

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ARTICLE XXIII - REPOSSESSION BY LANDLORD

23.1 At the expiration of this Lease or upon the earlier termination of this Lease for any cause herein provided for, Tenant shall peaceably and quietly quit the Leased Premises and deliver possession of the same to Landlord together with the improvements thereon at the beginning of the term hereof and all improvements constructed thereon by Tenant which are not removed pursuant to the terms hereof, and all machinery, equipment and appurtenances installed therein which have become part of the Leased Premises, or which are not to be removed pursuant to ARTICLE X hereof. At the time of delivery of possession to Landlord at the expiration of this Lease any and all machinery, equipment and appurtenances constructed or installed on or in the Leased Premises by Tenant at its expense after the beginning of the term hereof, which constitute fixtures and which have become the property of Landlord pursuant to ARTICLE X hereof will be free and clear of any mortgage, lien, pledge or other encumbrance or charge.

ARTICLE XXIV - MORTGAGE LIEN

24.1 This Lease and all rights of Tenant hereunder are and will remain subject and subordinate, without any further documentation, to the lien of (a) any mortgage(s) constituting a lien on the Building, or any part thereof, at the date hereof, and (b) the lien of any mortgage(s) hereafter executed to provide financing or refinancing of the facilities on the Building, and (c) any renewal, modification, consolidation or extension of any mortgage referred to in clause (a) or (b). Tenant shall, upon demand at any time or times, execute, acknowledge and deliver to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and all rights of Tenant here under to the lien of any mortgage, deed of trust or other instrument referred to in clause (b) or clause (c) of the preceding sentence, and, in the event that Tenant shall fail or neglect, within ten (10) days after receipt from Landlord or the lender, to execute, acknowledge and deliver any such subordination instrument provided and conditioned upon its receipt of a reasonable subordination, nondisturbance and attornment agreement (see below) from said mortgagee, Landlord, in addition to any other remedies, may, as the agent or attorney-in-fact of Tenant, execute acknowledge and deliver the same. Landlord agrees to request from its lender an agreement (i) that so long as Tenant is not in default under the terms of this Lease the mortgagee or trustee, or any person succeeding to the rights of the mortgagee or trustee, or any purchaser at a foreclosure sale under said mortgage or deed of trust, shall not disturb the peaceful possession of Tenant hereunder, and (ii) that the proceeds of insurance policies received by it in settlement of losses under insurance policies held by it will be applied to the cost of repairs and restoration in those instances in which Landlord is obligated to repair and restore pursuant to the provisions hereof.

24.2 Tenant shall execute and acknowledge a certificate containing such information as may be reasonably requested for the benefit of Landlord, any prospective purchaser or any current or prospective mortgagee of the Building within ten (10)days of receipt of same, subject to Tenant receiving prior hereto a non-disturbance and atonement agreement.

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ARTICLE XXV - DEFAULT: JURISDICTION 25.1 In the event ofany ofthe following ("Default" or "Defaults"), Landlord shall have the rights set forth in this Article XXV: (a) Any installment of Rent, Additional Rent or utilities is not paid within five (5) days after the same is due and payable; or (b) Tenant defaults in the perlormance or observance ofany other covenant or condition in this Lease and such default remains unremedied for twenty (20) days after written notice thereof has been given or sent to Tenant by Landlord; or (c) Any warranty or representation made by Tenant herein proves to be false or misleading; or (d) Tenant makes an assignment for the benefit ofcreditors, is generally not paying its debts as such debts become due, a custodian is appointed or takes possession of its assets other than a trustee, receiver or agent appointed or authorized to take charge of less than substantially all ofthe property ofTenant for the purpose ofenforcing a lien against such property, cornmences any proceeding relating to Tenant or any substantial part of its property arrangement, readjustment ofdebt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or there is commenced against Tenant any such proceeding which remains undismissed for a period of sixty (60) days, or any order approving the petition in any such proceeding is entered, or Tenant by any act indicates its consenl to, or acquiescence in, any such proceeding or the appointment ofany receiver or trustee for Tenant or any substantial part of its property, or suffers any such receivership or tmsteeship to continue undischarged for a period of sixty (60) days, or any pafty holding a security interest in any of Tenant's fixtures or personal property ofany nature whatsoever that are located on the Leased Premises institutes or gives notice of foreclosure against any such property; or (e) Tenant shall have assigned or sublet the Leased Premises without the prior written consent of Landlord; or (fl Tenant shall abandon or vacate or shall commence to abandon or vacate the Leased Premises or any substantial portion ofthe Leased Premises or shall remove or attempt to remove, without the prior written consent ofLandlord, all or a substantial portion ofTenant's goods, wares, equipment, fixtures, furniture, or other personal property. (g) the dissolution ofany corporate Tenant or the termination ofany limited liability company or partnership Tenant. 25.2 In the event of any of such Defaults, Landlord may immediately or at any time thereafter and without demand or notice enter uDon the Leased Premises or any Dart thereofin 30 the name of the whole and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove their effects forcibly if necessary, without being deemed guilty in any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of Rent or preceding breach of covenant, and upon such entry this Lease will terminate, and in case of such termination or in case of termination under the provisions of statute by reason of the default of Tenant, Tenant shall remain and continue liable to Landlord in an amount equal to the total Base Rent reserved for the balance of the term plus all Additional Rent reserved for the balance of such term less the net amounts (after deducting the expenses of repair, renovation or demolition) which Landlord realizes, or with due diligence should have realized, from the reletting of the Leased Premises, plus all costs associated with the termination of the Lease, including Landlord's reasonable attorneys' fees. As used in this Section, the term "Additional Rent" means the value of all considerations other than Base Rent agreed to be paid or performed by Tenant hereunder, including, without limiting the generality of the foregoing, taxes, assessments, maintenance charges, and insurance premiums. Landlord will have the right from time to time to relet the Leased Premises upon such terms as it deems fit, and if a sufficient sum is not thus realized to yield the net Rent required under this Lease, Tenant shall satisfy and pay all deficiencies immediately upon determination of such deficiency for the remaining term of this Lease. At Landlord's option, upon any uncured default of Tenant hereunder, all Base Rent and Additional Rent due from Tenant under this Lease may be accelerated and Landlord should be entitled to a judgment therefor immediately. Nothing herein contained will be deemed to require Landlord to await the date on which this Lease, or the term hereof, would have expired had there been no default by Tenant, or no such termination or cancellation. Landlord's rights and remedies under this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, will be deemed to be in exclusion of any of the others herein or by law or equity provided. Nothing contained in this Section will limit or prejudice the right of Landlord to prove and obtain, in proceedings involving the bankruptcy or insolvency of, or a composition with creditors by, Tenant the maximum allowed by any statute or rule of law at the time in effect.

25.3 The Tenant, to the extent it may legally do so, hereby consent to the exclusive jurisdiction of the Business Court of the Superior Court of the State of New Hampshire, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts for the purpose of any suit, action or other proceeding arising out of any of their obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to venue in any such courts. If this Lease is terminated hereunder, Tenant shall ay to Landlord on the first day of each calendar month remaining in the original lease term or any agreed extension hereof one-twelfth (1/12) of the annual base rent and Additional Rent due, but Landlord shall use reasonable efforts to relet the Leased Premises and the net proceeds of such reletting (after deducting reasonable expenses) shall be credited to the amounts payable by the Tenant hereunder.

25.4 Tenant shall pay all Landlord's reasonable expenses including, but not limited to, reasonable attorneys' fees incurred by Landlord under any circumstances relating to this Lease

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(except for the preparation of this Lease), including, but not limited to, in enforcing any obligation of Tenant or remedies of Landlord under this Lease, or in recovering possession ofthe Leased Premises upon any termination thereofif Landlord is successful in the action. 25.5 Any dispute or conhoversy between the parties arising out ofor relating to this Lease Agreement including, without limitation, a dispute or controversy relating to the construction ofany provision or the validity or enforceability ofany term or condition (including this Section), or ofthe entire Lease Agreement, or any claim that all or any part of this Lease Agreement (including this provision) is void or voidable, which dispute or controversy or claim is in an amount which does not exceed Fifty Thousand Dollars ($50,000), may, at the option of the parties which asserts any such dispute, conftoversy or claim, be submitted to arbitration before a single arbitrator in accordance with the Commercial Rules of the American Arbitration Association then in effect at in Manchester, New Hampshire. Each party shall bear its own costs and expenses in any such proceeding. The decision of the arbitrator shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction. To the fullest extent permitted by law, the parties irrevocably submit to the jurisdiction of such forum and waive any objection it may have to either thejurisdiction or the venue ofsuch forum. ARTICLE XXVI - ACCESS TO LEASED PREMISES 26-l Landlord or its representatives shall have free access to the Leased Premises at all times in cases ofemergency and at reasonable intervals during normal business hours for the purpose ofinspection, or for the purpose of showing the Leased Premises to prospective purchasers or tenants or to Landlord's lenders as requested by the lenders, or for the purpose of making repairs which Tenant is obligated to make hereunder but has failed or refused to make; provided, that (with the exception of emergency situations), Landlord shall not unreasonably interfere with Tenant's business. The preceding sentence does not impose upon Landlord any obligation to make repairs. During the twelve (12) month period preceding the expiration of this Lease, Landlord may keep affixed to any suitable part ofthe outside ofthe building on the Leased Premises a notice that the Leased Premises is for sale or Rent. ARTICLE XXVII - NOTICES 2l.l Any written notice, request or demand required or permitted by this Lease shall , until either party notifies the other in writing ofa different address, be properly given ifhand delivered or sent by a nationally rccognized ovemight delivery service and addressed as follows: If to Landlord: John M. Wolters, Jr., Manager Century Park, L.L.C. c/o Chartwell Properties, LLC One Wall Street Hudson, NH 03051 Teleohone: 6031578-1705 JZ

With a copy to: Telecopy: 603/578-17 13 Email: jwolters@chartwellproperties.com Karen S. McGinley, Esq. Devine, Millimet & Branch Professional Association 111 Amherst Street, P.O. Box 719 Manchester, NH 03105-07i 9 Telephone: 603 I 695 -8569 Telecopy: 6031669-8547 Email: kmcginley@devinemillimet.com Roger Roach, Manager Instrument Associates, LLC c/o Nutfield Technology, Inc. One Wall Street Hudson, NH 03051 Telephone: 603-893-6200 Telecopy: (603)893-6214 Email: moachr'ir)Illlls]_d1cgb.oo:l Peter J. Caruso, Esq. Caruso & Caruso 68 Main Street Andover, MA 01801 Telephone: 97 8l 47 5-2200 Telecopy: 978/47 5-1001 Email: pcaruso@carusoandcaruos.com If to Tenant: With a copy to: ARTICLE XXVIII . SIGNS; EXTERIOR APPEARANCE; PYLON 28J Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, install any interior or exterior lighting, decorations, paintings, awning, canopies or the like; or erect or install any signs, banners, window or door lettering, placards, decorations or advertising media ofany type that can be viewed from the exterior of the Leased Premises or within common areas or exterior of the Building or on the Campus. All signs, banners, lettering, placards, decorations and advertising media shall conform in all respects to the requirements, ifany, of all applicable laws, codes and ordinances and to the sign criteria established by Landlord for the Building and the Campus from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval ofLandlord as to constn-rction, method of attachment, size, shape, height, lighting, color and general appearance. All signs shall be kept in good condition and in proper operating order at all times. Upon the expiration or earlier termination ofthis Lease, Tenant shall remove the sign and restore the JJ surface to which the sign was attached to its original condition at Tenant's expense. In the event Tenant fails to remove the sign within three (3) days from expiration or earlier termination of this Lease, the sign shall become the property of Landlord without any credit or compensation to Tenant, and Landlord may, but is not obligated to, remove and store or dispose of the sign and Tenant shall be liable to Landlord for all costs incurred by Landlord in connection therewith. Tenant shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal, storage or disposal.

28.2 In the event that the Building or the Campus has a pylon sign, Tenant, at Tenant's cost and expense shall have the right, subject however to the written consent of Landlord, to locate a sign advertising Tenant upon the pylon structure, if Landlord elects to erect any such pylon structure. Notwithstanding anything herein to the contrary, Landlord shall in all cases retain the right and power to relocate Tenant's sign located upon such pylon structure, if any, to another location on such pylon structure, to be determined by Landlord, in the sole and absolute discretion of Landlord. The cost of installation, the cost of bringing electrical service to Tenant's sign located upon the pylon structure, the sign itself and any cost incurred by Landlord in repairing or maintaining such sign shall all be the sole cost and expense of Tenant, and Tenant shall indemnify, defend, and hold Landlord harmless with respect to any claim, charge, expense, or liability for same. Under no circumstances whatsoever will Tenant be allowed to remove such sign from the pylon structure without the prior written consent of Landlord. The placement of any such sign upon the pylon structure, and the design and construction criteria therefor shall be governed by such requirements of Landlord. Upon expiration or earlier termination of this Lease, any sign advertising Tenant upon the pylon structure (if Landlord elects to erect any such structure) shall remain upon the pylon structure and be surrendered with the Leased Premises and become the property of Landlord without credit or compensation to Tenant, unless Landlord requires removal of such sign, in which event Landlord shall remove the same at Tenant's expense, and Tenant shall pay to Landlord upon demand, the cost of removing Tenant's sign from the pylon structure.

ARTICLE XXIX - SHORT FORM RECORDING

29.1 If required by the applicable statute and if requested by Tenant, there shall be recorded in the Hillsborough County Registry of Deeds a Notice of this Lease that complies in content and form with New Hampshire RSA Section 477:7-a. Landlord and Tenant shall execute and deliver a Notice of Lease in such form for such purpose. If Tenant makes such a request, Tenant shall also execute, in recordable form, an instrument setting forth the termination of such Notice of Lease, which shall be held in escrow by the New Hampshire attorney for Landlord, Devine, Millimet & Branch, Professional Association (the Landlord's Attorney"). In the event of termination, cancellation or assignment of this Lease prior to the expiration of the term or terms hereof as certified by Landlord to Landlord's Attorney and to Tenant, or if requested in writing by Landlord's lender, the Landlord's Attorney shall be authorized to record such termination.

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ARTICLE XXX - NO BROKER 30.I The parties covenant that no broker was involved in any capacity in bringing about the relationship evidenced by this Lease; and further agree that ifany claim on behalfof any broker or agent is made or upheld, then the party against or through whom such claim rs made shall defend (with counsel reasonably acceptable to the other party), indemnifi and hoid the other harmless against any damages, costs or expenses in any way attributable to such claim, including without limitation reasonable aftomey's fees. ARTICLE XXXI - WARRANTIES AND REPRESENTATIONS OF TENANT 31.1 Tenant warrants and represents to Landlord that Tenant's enfance into this Lease does not violate any other contracts, agreements, Leases or any other anangements ofany nature whatsoever that Tenant has with any third parties. 31-2 Tenant represents and warrants to Landlord that Tenant (i) is a limited liability company duly organized, validly existing under the laws of the state of its formation and is in good standing under the laws of the state of its formation and the laws of the State of New Hampshire, (ii) has paid all franchise and other taxes, ifany, required to maintain the existence of renant and tax good standing, and (iii) is not the subject of voluntary or involuntary proceedings for its dissolution. ARTICLE XXXI - SUCCESSION 32.1 rhis Lease is binding upon and will inure to the benefit ofthe heirs, executors, administrators, successors and permitted assigns ofthe parties hereto. ARTICLE XXXIII - WAIVER 33.1 Any consent, express or implied, by Landlord to any breach by Tenant ofany covenant or condition of this Lease will not constitute a waiver by Landlord ofany prior or succeeding breach by Tenant ofthe same or any other covenant or condition ofthis Lease. Acceptance by Landlord of Rent or other payment with knowledge of a breach ofor default under any condition hereofby Tenant will not constitute a waiver by Landlord ofsuch breach or default. 35

ARTICLEXXXIV - GOVERNING LAW 34.1 This Lease will be construed and interpreted exclusively in accordance with the laws of tle State of New Hampshire. 34.2 Landlord shall be entitled to recover from Tenant its reasonable attorney fees for any claim whether or not a lawsuit is filed, whether in law or equity, arising out of, under, or rn connection with this Lease, or ofrenant's occupancy of the Leased premises, or any course of dealing between the parties. ARTICLE XXXV - COUNTERPARTS 35.1 rhis Lease may be executed in two (2) or more counter-parts, each of which will be deemed an original and all collectively but one and the same agreement. ARTICLE XXXVI - MODIFICATION; ENTIRE AGREEMENT; INFORMED EXECUTION 36.1 This Lease contains and embraces the entire agreement between the parties hereto and no part of it may be changed, altered, amended, modified, limited or extended orally or by agreement between the parties unless such agreement is expressed in writing and signed by Landlord and renant or their respective successors in interest. Tenant has, as of thii day: (a) had ample opportunity to consult with counsel iftheir choice regarding this transaction; (b)'had ample opportunity to review with counsel the terms and provision so this Lease and related documents; (c) understood and assented to the obligations imposed by this Lease and related documents and (d) knowingly and willingly entered into this Lease and related documents. ARTICLE XXXVII - SECTION HEADINGS 37 .1 The headings at the beginning of each of the Sections in this Lease are solely for purposes ofconvenience and identification and are not to be deemed or construed to be part of this Lease. ARTICLE XXXIII - SEVERABILITY 38.1 Ifany term, clause or provision ofthis Lease is judged by a court ofcompetentjurisdiction to be invalid and/or unenforceable, the validity and/or enforceability ofany other term, clause or provision in this Lease will not be affected thereby. ARTICLE XXXIX - PARKING 39. 1 Tenant, its employees, agents and invitees, shall be entitled to park in thirty-six (36) undesignated parking spaces in the paved parking lot surrounding the Building. 36

39.2 Tenant, its employees, agents and invitees, or any other party related to Tenant, shall not park or store cars, trucks, trailers or other vehicles overnight in any of the parking areas surrounding the Building or anywhere else on the Property.

39.3 Tenant acknowledges that Landlord will be reconstructing and repaving the parking lot surrounding the Building and that its' right to specific parking spaces may be altered by Landlord at Landlord's sole option during such work.

39.4 Tenant shall furnish to Landlord upon request a complete list of license numbers of all automobiles operated by Tenant, its employees, subtenants, licensees or concessionaires. Tenant agrees that if any automobile or other vehicle owned by Tenant or any of its employees, subtenants, licensees or concessionaires, or any of their respective employees, shall at any time be parked in any part of the Building, other than the specific areas designated by Landlord from time to time for employee parking, Landlord shall be and is hereby authorized to cause such automobile or other vehicle to be removed to such other location, either within or beyond the Building. Tenant agrees to indemnify Landlord, its employees, and agents and holds each of them harmless from any and all claims of whatsoever nature which may arise by reason of such removal. Landlord may from time to time substitute for any parking area other areas reasonably accessible to the tenants of the Building, which areas may be elevated, surface or underground.

ARTICLE XL – GUARANTY

40.1 This Lease is to be guaranteed by Ultimate Parent Entity of Tenant (the "Guarantor"). The "Ultimate Parent Entity" is the party to which the funds flow from the sale of the products of Tenant and/or its ultimate parent, as it exists now or in the future, shall guarantee the obligations of Tenant under this Lease and shall execute the Guaranty in the form of Exhibit D attached hereto.

40.2 In the event of a change in the Tenant or the Ultimate Parent Entity , then Tenant's obligations under this Lease shall guaranteed by the new Ultimate Parent Entity, which shall execute the Guaranty attached hereto as Exhibit D.

40.3 The obligation of the Guarantor is governed by such Guaranty executed for the benefit of the Landlord. If there is more than one (1) Guarantor, the obligations are joint and several. In the event that that there is a party to which the funds flow from the sale of the products of Tenant and/or its parent, such party shall be liable for the obligations hereunder whether or not the Guaranty has been executed.

ARTICLE XLI - LIMITATION OF LIABILITY; NON-RECOURSE TO LANDLORD

41.1 Notwithstanding anything to the contrary contained in this Lease, Tenant shall look only to Landlord's ownership in the Building for satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord

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in the event of any default by Landlord hereunder, and no other property or assets of the partners, affiliates or principals of Landlord, disclosed or undisclosed, shall be subject to levy, execution or the enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Leased Premises. No personal liability or personal responsibility is assured by, nor shall at any time be asserted or enforceable against Landlord, its partners, affiliates or ~~its~~ principals, or their respective heirs, legal representatives, successors and assigns on account of this Lease or any covenant, undertaking, or agreement to Landlord contained herein. If any provision of this Lease either expressed or implied obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance shall be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

ARTICLE XLII - INTERPRETATION

42.1 The captions of the Articles or Sections of this lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, customers, agents, invitees or successors. In addition, in any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall also include others using the Leased Premises with Tenant's permission. This Lease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that Landlord and Tenant have contributed with the advice of counsel to the preparation of this Lease.

ARTICLE XLIII - RIGHT OF FIRST OFFER TO LEASE

43.1 Landlord grants to Tenant a Right of First Offer to lease any and all space which is adjacent to the Leased Premises (collectively, the "Adjacent Spaces") as it becomes available for lease. Landlord shall notify Tenant in writing of its intention to offer the Adjacent Spaces for lease (the "Offered Space") and the lease price at which it will be offered which shall be the same amount that Landlord shall offer the Adjacent Spaces to any third party Such offer shall (a) be in writing, (b) specify the part of the Offer Space being offered to Tenant hereunder (the "Designated Offer Space"), and (c) specify the lease terms for the Designated Offer Space, including the rent to be paid for the Designated Offer Space and the date on which the Designated Offer Space shall be included in the Leased Premises (the "Offer Notice"). Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Designated Offer Space on the terms set forth in the Offer Notice, within ten (10) days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Designated Offer Space, then Landlord and Tenant shall execute an amendment to this Lease, within ten (10) days, effective as of the date the Designated Offer Space is to be included in the Leased Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of this Lease.

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43.2 This Right of First Offer to lease shall only apply to any Adjacent Spaces within the Building as it becomes available, and shall not apply to any other property owned by Landlord, whether such property is offered separately or in combination with any Adjacent Spaces within the Building. Tenant's rights under this Article shall terminate if (a) this Lease or Tenant's right to possession ofany of the Leased Premises is terminated, or (b) Tenant assigns any of its interest in this Lease or sublets any portion ofthe Leased Premises. 43.3 Evidence ofLandlord's satisfaction of its obligations under this Right ofFirst Offer for Adjacent Spaces and the failure of the parties to reach an agreeable lease agreement shall be evidenced by an afEdavit executed by Landlord, and third parties may rely upon such affidavit without further investigation. IN wITNEss WHEREOF, the parties caused this Lease to be executed as of the day and year 39

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this 17th day of June, 2014, by John M. Wolters, Jr., Manager of Century Park, L.L.C., a New Hampshire limited liability company, on behalf of said limited liability company.

S. Russell
Justice of the Peace/Notary Public
My Commission Expires: ________________
Notary Seal or Stamp:

[Sign in Black Ink]

SANDRA RUSSELL, Notary Public
My Commission Expires April 18, 2017

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this 18th day of June, 2014, by Roger Roach (name), Manager_ (title), of Instrument Associates LLC, a limited liability company organized under the laws of the State of New Hampshire on behalf of said corporation.

S. Russell
Justice of the Peace/Notary Public
My Commission Expires: ________________
Notary Seal or Stamp:

[Sign in Black Ink]

SANDRA RUSSELL, Notary Public
My Commission Expires April 18, 2017

40

EXHIBIT A-I Floor Plans [Attached]

.: l.r- A-l : I

EXHIBIT A-2 Legal Description Certain real property, with the buildings and improvements located thereon, situate in the Town of Hudson, Hillsborough County, New Hampshire , more particularly bounded and described as follows: Lot 28 on a plan entitled "Howard Research & Industrial Park, Plan of Land in Hudson, New Hampshire", dated November 17, 1975, revised January 26, 1976 and March 17,1976,by BSC of New Hampshire, recorded with Hillsborough county Registry of Deeds as plan No. 9062 and described as follows: Beginning on the southerly side of Windham Road-Route 1l I at the northeast comer oi Lot 27 on a circular curve with a radius of I 1,3 84. 19 feet being the northwest corner of the herein described Lot; thence easterly along the southerly side of windham Road-Route 1 I I and said circular curve 100.98 feet to a point; thence continuing along the southerly side of Windham Road-Route 1l I N 8l'30' 30" E 159.09 feet to the westerly end ofa circular curve with a radius of 32.40 feet at the southwesterly corner of the intersection of windham Road-Route l l1 andwall Street; thence southerly along said circular curve and the southwesterly comer ofthe intersection of windham Road-Route l1l and wa Street 42.54 feet to a p;int on the westerly side of wall Street; thence along the westerly side of wall Street S 23o I j' 30,' E 211.30 feet io the northerly end ofa circular curve with a radius of 108.10 feet; thence southeasterly along said circular curve and the westerly side of wall Street 85.94 feet to a point; thence along the southerly side of wall Street S 68o 48' 30" E 76.60 feet to the westerly end ofa cirirlar curve with a radius of 3l.60 feet; thence southerly along said circular curve and the southwesterly side of wall Street 4l.80 feet; thence along the westerly side of wall street S 06" 5g, 30- w 3s5.00 feet to the northerly end of a circular curve with a radius of25.00 feet at the northwesterlv corner of the intersection of Wall Street and Hudson Park Drive: thence westerly along said circular curve and the northwesterly comer of the intersection of Wall Street and Hudson Park Drive 39.27 feet to a point; thence along the northerly side ofHudson park Drive N g3. 01' 30,' w 292.40 feet to the easterly end ofa circular curve with a radius of 175.00 feet; thence southwesterly along said circular curve and the norlhwesterly side of Hudson Park Drive 120.17 feet to a point; thence along the northwesterly side ofHudson park Drive s s7" 37' s4- w 77.3g feet to Lot 20-c; thence along said Lot 20-c s 7gt ' 2l' 12" w 119.g6 feet to Lot 23; thence along said Lot 23 N 10" 45' 26" w 50.00 feet to the southerly end ofa circular curve with a radius of 812.30 feet on the easterly side ofLot23;thence northerly along said circular curve and the easterly side of Lot 23 123.4t feet; thence along said Lot 23 N 54; 59' 46- E 1 I 5.94 t'eettoLot24;thencealongsaidLot24N0T'00'l2"w28l.68feettoLot25;thencealongsaidLot 25 and Lot 27 N 83" 50' 43" E 340.76 feet; thence along said Lot 27 N g. 00' 02" w 20:. t q teet to the point of beginning.

DC{IBITB Landlord's Work 1. Landlord to replace and paint missing sheetrock in cafeteria. 2. Landlord to remove existing carpet in area shown on Exhibit B-l attached. 3. Landlord to steam clean and deodorize remaining carpet in Leased premises. 4- Landlord to install one (l) 3' x 7' exit door (with crash bar, if required by code) for emergency exit and acc€ss to common area restrooms in rear of kased Premises as shown on Exhibit B- I attached.

EXHIBIT B.1 Floor Plan See attached

Exhibit B-1



Location of 3' X 7' exit door
to be installed
Location of carpet
to be removed
Location of sheetrock
to be replaced & painted
Cafeteria

AREA (S-115)



0
10'
40'
5'
20'

LEASE AREA	
AREA S-115	20,138 SQFT



MAIN LEVEL LOCUS PLAN

EXHIBIT B-2 Tenant's Work The following has been completed at a cost of$20,000 from Tenant Improvement Loan: l. Installation of approximately Five Thousand (5,000) square feet ofVCT tiles; 2. Miscellaneous elechical wiring and repairs; 3. Sealed and waxed tile floors; and 4. Miscellaneous repairs, labor and material disposal. The amount of $5,000 from the Tenant Improvement Loan remains for some of the following: 1. Preparing ofwalls for painting and painting of interior premises; 2. Purchase and installation of interior doors; 3. Certain electrical upgmdes and life safety; and 4. Floor finishins.

EXHIBIT C

RULES AND REGULATIONS

1. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service to Tenant to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Landlord's Building and/or Property, including without limitation, installations of telephones, telegraph equipment, electrical devices and attachments, and other installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Landlord's Building and/or Property.
2. Without limiting the provisions of Article XXVIII of the Lease no signs, advertisements or notices shall be painted or affixed on or to any windows or doors, or other parts of the Landlord's Building and/or Property, except of such color and size and style and in such places, as shall be first approved in writing by Landlord. All signs will be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time, and Tenant will be billed and pay for such services accordingly.
3. No portion of the Leased Premises or any part of the Landlord's Building and/or Property shall at any time be used or occupied as sleeping or lodging quarters.
4. Tenant shall not place, install or operate in the Leased Premises or in any part of the Landlord's Building and/or Property, an engine or machinery, or maintain, use or keep any inflammable, explosive, or hazardous material without prior written consent of Landlord.
5. Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Leased Premises or common area regardless of whether such loss occurs when the Leased Premises is locked against entry or not.
6. No birds or animals shall be brought into or kept in or about the Landlord's Building and/or Property.
7. Employees of Landlord shall not receive or carry messages for or to Tenant or other persons, nor contract with or render free or paid services to Tenant or Tenant's agents, employees, or invitees.
8. The common areas, driveways, walkways, loading areas, entries, passages, doors, and hallways shall not be blocked or obstructed; no rubbish, litter, trash, or material of any nature shall be placed, emptied or thrown into these areas; and such areas shall not be used at any time except for ingress or egress by Tenant, Tenant's agents, employees, or invitees to or from the Leased Premises.
9. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant shall be paid by Tenant, and Landlord shall not in any case be responsible thereof.
10. Tenant shall not do, or permit anything to be done in or about the Landlord's Building and/or Property or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Landlord's Building and/or Property, or on property kept therein, or obstruct or

5

interfere with the rights of, or otherwise injure or annoy, other tenants, licensees or occupants, or do anything in conflict with the valid pertinent laws, rules or regulations or any govemmental authority. 11. Landlord desires to maintain the highest standards of environmental comfort and convenience for the tenants and licensees. It will be appreciated if any undesirable conditions or lack of courtesy or attention are roport€d dir€ctly to the maoagement. 12 In the event of any conflict between these rules and regulations and the provisions of a lease; between the Landlord and the Tenant affected thereby, the terms ofsuch leose shall govem. 13. Landlord reserves the right to update these Rules and Regulations from time to time.

EXHIBIT D

GUARANTY

1. FOR VALUE RECEIVED, and in consideration for, and as an inducement to ____________________________, ("Landlord") to enter into the Lease Agreement (with all Exhibits and Riders thereto, the "Lease") dated ______________, _____ with ____________________________ ("Tenant"), the undersigned, __________________________ ("Guarantor", whether one or more), hereby absolutely and unconditionally guarantees the full performance and observance of all the covenants, duties and obligations (including, without limitation, the obligation to pay all Rent and other sums) therein provided to be performed and observed by Tenant, Tenant's heirs, executors, administrators, successors and assigns (the phrase "heirs, executors, administrators, successors and assigns" not altering any of the provisions of the Lease relating to assignment or subletting); and Guarantor hereby makes himself fully liable for such performance.

2. Guarantor expressly agrees that the validity of this Guaranty and its obligations hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved under the Lease. Guarantor further covenants and agrees that this Guaranty and the full liability of Guarantor hereunder shall remain and continue in full force and effect notwithstanding the occurrence of any one or more of the following types of transactions: (i) any renewal, extension, modification or amendment of the Lease; (ii) any assignment or transfer by Landlord; (iii) any assignment or transfer or subletting by Tenant; (iv) death of any party Tenant (who may be a natural person); (v) any dissolution of Tenant (if Tenant is a corporation); or (vi) the fact that Tenant (if Tenant is a corporation) may be a party to any merger, consolidation or reorganization; provided however, if Tenant is a disappearing party in any such merger, consolidation or reorganization, then Guarantor shall thereupon automatically become primarily liable for the performance of all the covenants, duties and obligations (including, without limitation, the obligation to pay all Rent and other sums) of Tenant under the Lease. Landlord shall not be obligated to give notice to Guarantor of the occurrence of any of the foregoing events.

3. Failure of Landlord to insist upon strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise of any right therein contained shall not be construed as a waiver or relinquishment for the future of any such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of Rent (or any other monetary sum or acceptance of performance of any obligation of Tenant under the Lease) with knowledge of the breach of any provision of the Lease shall not be deemed a waiver

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4. of such breach. Waiver by Landlord of any right of Landlord against Tenant under the Lease shall not constitute a waiver as against Guarantor or in any other way inure to the benefit of Guarantor (unless Landlord agrees in writing that the liability of Guarantor under this Guaranty is thereby affected). Guarantor further agtees that in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Tenant alone (without having made any prior demand upon Guarantor or having commenced any action against Guarantor of having obtained or having attempted to satisfr any judgment against Guarantor) or may proceed against Guarantor and Tenant, jointly or severally, or may proceed against Guarantor alone (without having made any prior demand upon Tenant or having commenced any action against Tenant or having obtained or having attempted to satisfr any judgment against Tenant) or, in the case of there being more than one Guarantor, may proceed against one or more Guarantors (without having made any prior demand upon any other Guarantor or having commenced any action against any other Guarantor or having obtained or attempted to satisry any judgment against any other Guarantor). Guarantor further covenants and agrees that if the Lease terminates and Landlord has any rights it can enforce against Tenant after termination, Landlord may enforce those rights against Guarantor prior previous notice to or demand upon Tenant THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE AND THE UNITED STATES OF AMERICA. Guarantor specifically waives any notice of acceptance ofthis Guaranty by Landlord. Ifany obligation of Tenant under the Lease is secured, in whole or in part, by collateral of any type Landlord may, from time to time, at its discretion and with or without valuable consideration, allow substitution or withdrawal ofall or any part ofsuch collateral or subordinate or waive any of its lien rights with respect to all or any part ofsuch collateral or release all or any part ofsuch collateral, without notice to or consent of Guarantor and without in any way impairing, diminishing or releasing the liability of Guarantor under this Guaranty. Under no circumstances shall Landlord be required to first resort to any collateral for any obligation of Tenant as any nature of prerequisite or precondition to invoking or enforcing the liability of Guarantor under tlis Guaranty' 5. 6. 7. 8.

o Guarantor acknowledges and represents to Landlord that Tenant executed the Lease and Guarantor executed this Guaranty prior to the time that Landlord executed the Lease. Guarantor acknowledges and agrees that the execution and delivery of this Guaranty by Guarantor to Landlord has served as a material inducement to Landlord to execute and deliver the Lease. Guarantor further acknowledges and agrees that but for the execution and delivery ofthis Guaranty by Guarantor, Landlord would not have executed and delivered the Lease. Guarantor agrees that in the event that Tenant shall become insolvent or shall be adjudicated a bankrupt, or shall file petition for reorganization, rearrangement or other relief under any present or future provisions ofthe federal Bankruptcy Code, or ifsuch a petition be filed by creditors of Tenant, or if Tenant shall seek a judicial readjustment ofthe rights of its creditors under any present or future federal or state law or ifa receiver of all or part of its property and assets is appointed by any State or Federal court, no such proceeding or action taken therein shall modifu, diminish or in any way affect the liability of Guarantor under this Guaranty and the liability of Guarantor with rcspect to the Lease shall be of the same scope as if Guarantor had executed the Lease as the named tenant thereunder. No rejection or termination of tlle Lease in any of the proceedings refened to in this paragraph shall be effective to release or terminate the continuing liability of Guarantor to Landlord under this Guaranty with respect to the Lease for the remainder ofthe Lease Term stated therein unaffected by any such rejection or termination in said proceedings; and if, in connection with any ofthe circumstances refened to in this paragraph, Landlord should request that Guarantor execute a new Lease for the balance of the term ofthe Lease, but in all other aspects identical with the Lease, Guarantor shall do so as the named "Tenant" under such new Lease (irrespective ofthe fact that the existing Lease may have been "rejected" or "terminated" in connection with any proceedings referred to in this paragraph). In the event of failure or refusal of Guaxantor to execute such new Lease as herein provided, without limiting any of the legal or equitable remedies of Landlord on account of such failure or refusal, Guarantor agrees that Landlord shall have the right to obtain a decree of specific performance against Guarantor. All rights of Guarantor against Tenant arising by way of subrogation on account of Guarantor's having performed some covenant, duty or obligation of Tenant under the Lease shall be subject and subordinate to all of the rights of Landlord against Tenant with respect to the Lease. Guarantor shall not exercise any such right of Guarantor against Tenant until all of the covenants, duties and obligations of Tenant under the Lease shall have been fully performed. The stated rights of Landlord under this Guaranty shall be understood as not excluding any other legal or equitable rights of Landlord against Guarantor not expressly set forth herein, but shall be understood as being cumulative to all such other legal and equitable rights of Landlord not expressly stated herein. 10. 11. 12.

13. Whenever this Guaranty is executed by more than one party as Guarantor, all references herein to Guarantor shall refer to each and all of the undersigned parties signing this Guaranty as Guarantor, and the liability of said parties for the performance of the covenants, duties and obligations of Guarantor hereunder shall be joint and several.

14. Should any portion of this Guaranty ever be held legally invalid or unenforceable, the balance of this Guaranty shall not thereby be affected, but shall remain in full force and effect in accordance with its terms and provisions.

15. All terms and provisions hereof shall inure to the benefit of the assigns and successors of Landlord and shall be binding upon the heirs, executors, administrators, successors and assigns of Guarantor.

16. In any action by Landlord seeking enforcement or interpretation of this Guaranty or the Lease, Landlord shall be awarded, in addition to damages, injunctive or other relief, its reasonable cost and expenses, and a reasonable attorney's fee as may be fixed by the court having jurisdiction over the matter.

17. This Guaranty was renewed by Guarantor and Guarantor acknowledges and agrees that Guarantor (a) understands fully all of the terms of this Guaranty and the consequences and implications of Guarantor's acceptance of this Guaranty, and (b) has been afforded an opportunity to have this Guaranty renewed by and to discuss the terms, consequences and implications with, an attorney or such other persons as Guarantor may have desired.

EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, on this the ___ day of ___________, _____.

GUARANTOR

____

Address: ________________________

____

____

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